UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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lululemon athletica inc.
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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2014
TO OUR STOCKHOLDERS:
Notice is hereby given that the 2014 Annual Meeting of the stockholders, or the Annual Meeting, of lululemon athletica inc., a Delaware corporation, will be held on June 11, 2014, at 12:00 PM, local time, in the Conway Room at the Shangri-La Hotel, located at 1128 West Georgia Street, Vancouver, British Columbia, for the following purposes:
1. To elect three Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2015.
3. To adopt a non-binding resolution to approve the compensation of our executive officers.
4. To approve the adoption of the lululemon athletica inc. 2014 Equity Incentive Plan.
5. To transact such other business as may properly come before the meeting.
Our board of directors recommends that you vote “FOR”:

•	Election to our board of directors of the three nominees named in this proxy statement;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2015;

•	Approval of a non-binding resolution to approve the compensation of our executive officers; and

•	Approval of the lululemon athletica inc. 2014 Equity Incentive Plan.
At the 2011 Annual Meeting of stockholders, our stockholders had the opportunity, on a non-binding advisory basis, to inform us on how often stockholders wish to include a “say-on-pay” proposal in our proxy statement. The voting results showed significant support by stockholders for a “say-on-pay” vote every three years. Accordingly, our board of directors determined that the next stockholder advisory vote on executive compensation will be held at our 2014 Annual Meeting of stockholders.
Stockholders of record at the close of business on April 23, 2014 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. In accordance with our bylaws, a list of those stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, at the office of the Corporate Secretary, lululemon athletica inc., 1818 Cornwall Avenue, Vancouver, British Columbia, beginning May 2, 2014. The list will also be available at the Annual Meeting.
We are pleased to continue using the Securities and Exchange Commission’s “Notice and Access” delivery model allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery process will expedite stockholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting. On or about May 2, 2014, we intend to mail to our stockholders of record as of April 23, 2014 a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and Annual Report to Stockholders for the fiscal year ended February 2, 2014. This Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.

All stockholders are invited to attend the Annual Meeting. If you are a stockholder of record as of April 23, 2014, you will be admitted to the meeting if you present a form of photo identification. If you own stock beneficially through a bank, broker or otherwise, you will be admitted to the meeting if you present a form of photo identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership for this purpose. Whether or not you plan to attend the Annual Meeting, please vote your shares via the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you elect to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.

By order of the Board of Directors,

/s/ Laurent Potdevin
Laurent Potdevin
Chief Executive Officer
Vancouver, British Columbia
April 25, 2014

LULULEMON ATHLETICA INC.
PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JUNE 11, 2014
GENERAL INFORMATION
This proxy statement is being provided to solicit proxies on behalf of the board of directors of lululemon athletica inc. for use at the 2014 Annual Meeting of stockholders to be held on Wednesday, June 11, 2014, at 12:00 PM, local time, in the Conway Room at the Shangri-La Hotel, located at 1128 West Georgia Street, Vancouver, British Columbia, and at any adjournment or postponement thereof. We expect to first make this proxy statement available, together with our Annual Report for the fiscal year ended February 2, 2014, to stockholders on approximately May 2, 2014.
Our principal offices are located at 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7.
In this proxy statement, we refer to lululemon athletica inc. as lululemon, we, us or the company.
Internet Availability of Annual Meeting Materials
Under rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.
We intend to mail the Notice on or about May 2, 2014 to all stockholders of record entitled to vote at the Annual Meeting.
Who May Vote
Only holders of record of our common stock and holders of record of our special voting stock, at the close of business on April 23, 2014, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 115,503,575 shares of common stock and 29,937,820 shares of special voting stock were issued and outstanding. Each share of common stock is entitled to one vote at the Annual Meeting and each share of special voting stock is entitled to one vote at the Annual Meeting. Holders of common stock and special voting stock will vote together as a single class on all matters that come before the Annual Meeting; accordingly, throughout this proxy statement we refer generally to our outstanding common stock and special voting stock together as our “Common Stock.”
What Constitutes a Quorum
Stockholders may not take action at the Annual Meeting unless there is a quorum present at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the Record Date constitutes a quorum. Abstentions and broker non-votes will count toward establishing a quorum. Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote the shares. An abstention occurs when a stockholder withholds such stockholder’s vote by checking the “abstain” box on the proxy card, or similarly elects to abstain via the Internet voting. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, including the ratification of appointment of independent registered accounting firm.
Vote Required
Proposal No. 1: Under applicable law and our current bylaws, the three director candidates who receive the greatest number of votes cast for the election of directors by shares present in person or represented by proxy and entitled to vote shall be elected directors. You are not entitled to cumulative voting rights in the election of directors.
Proposal No. 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.
Proposal No. 3: The advisory approval of the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast at the Annual Meeting.

Proposal No. 4: The approval of the lululemon athletica inc. 2014 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.
Voting Process
Shares that are properly voted or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR”:

•	Election to our board of directors of the three nominees named in this proxy statement;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2015;

•	Approval of the non-binding resolution to approve the compensation of our executive officers; and

•	Approval of the lululemon athletica inc. 2014 Equity Incentive Plan.
It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.
The manner in which your shares may be voted depends on how your shares are held. If you are the record holder of your shares, meaning you appear as the holder of your shares on the records of our stock transfer agent, you may vote those shares via the Internet, or, if you request a printed copy of the proxy materials, via a proxy card for voting those shares included with the printed proxy materials. If you own shares in street name, meaning you are a beneficial owner with your shares held through a bank or brokerage firm, you may instead receive a voting instruction form with this proxy statement that you may use to instruct your bank or brokerage firm how to vote your shares.
Voting on the Internet
You can vote your shares via the Internet by following the instructions in the Notice. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet even if you plan to attend the Annual Meeting.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.
Voting by Telephone
You may be able to vote by telephone. If so, instructions are included with your Notice. If you vote by telephone, you do not need to complete and mail your proxy card.
Attendance and Voting at the Annual Meeting
If you are the record holder of your shares, you may attend the Annual Meeting and vote in person. You will be required to present a form of photo identification for admission to the Annual Meeting. If you own your stock in street name, you may attend the Annual Meeting in person provided that you present a form of photo identification and confirmation of ownership, such as a recent brokerage statement or a letter from a bank or broker, but in order to vote your shares at the Annual Meeting you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to obtain a legal proxy.
Revocation
If you are the record holder of your shares, you may revoke a previously granted proxy at any time before the Annual Meeting by delivering to the Secretary of lululemon athletica inc. a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously given voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Householding
The SEC permits companies to send a single Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail one copy of this proxy statement, together with our Annual Report for the fiscal year ended February 2, 2014, or fiscal 2013, to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, each stockholder continues to receive a separate Notice, and for those stockholders that elect to receive a paper copy of proxy materials in the mail, one copy of our fiscal 2013 Annual Report and this proxy statement. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for stockholders of record; however, certain brokerage firms may have instituted householding for beneficial owners of our Common Stock held through brokerage firms. If your family has multiple accounts holding our Common Stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the Notice, our fiscal 2013 Annual Report and this proxy statement. The broker will arrange for delivery of a separate copy of the Notice, and, if so requested, a separate copy of these proxy materials promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Solicitation of Proxies
We pay the cost of soliciting proxies for the Annual Meeting. We solicit by mail, telephone, personal contact and electronic means and arrangements are made with brokerage houses and other custodians, nominees and fiduciaries to send Notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either personally or by telephone, facsimile or written or electronic mail. Our transfer agent, Computershare Trust Company, N.A., will assist in the solicitation of proxies. The transfer agent does not charge a separate fee for this service. We will reimburse the transfer agent for any expenses related to proxy solicitation. Stockholders are requested to return their proxies without delay.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified board of directors currently consisting of three Class I directors, three Class II directors, and four Class III directors, who will serve until the Annual Meetings of stockholders to be held in 2014, 2015 and 2016, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. At each Annual Meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the Annual Meeting dates.
The term of the Class I directors will expire on the date of the upcoming Annual Meeting. Accordingly, three people are to be elected to serve as Class I directors of our board of directors at the Annual Meeting. Based on all information available to the Nominating and Governance Committee of our board of directors and relevant considerations, including the guidelines, criteria and procedures for identifying and evaluating candidates for election to the board of directors set forth in our “Guidelines for Evaluating Director Candidates,” the Nominating and Governance Committee selected Michael Casey, RoAnn Costin and Laurent Potdevin, the current Class I members of our board of directors, as the candidates who, in the view of the Nominating and Governance Committee, are most suited for membership on our board of directors at this time. Accordingly, the Nominating and Governance Committee recommended Mr. Casey, Ms. Costin and Mr. Potdevin as nominees for election to the three Class I positions. Our board considered the recommendation of the Nominating and Governance Committee, as well as all information available to it and other relevant considerations, and has nominated for election by the stockholders to the Class I positions Mr. Casey, Ms. Costin, and Mr. Potdevin. If elected, Mr. Casey, Ms. Costin, and Mr. Potdevin will serve as Class I directors until our Annual Meeting of stockholders in 2017 and until their successors are duly elected and qualified or until their earlier resignation or removal.
Our board of directors has no reason to believe that any of the nominees listed above will be unable to serve as a director. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee. There are no family relationships among any of the directors or executive officers.
Unless authority to do so is withheld, the persons named as proxies will vote “FOR” the election of the nominees listed above.
The following table sets forth the name and age of each director and director nominee, the positions and offices held by each director and the period during which the director has served as a director of lululemon.

Name	Age	Occupation	Director Since
Class I Directors whose terms expire at the 2014 Annual Meeting
Michael Casey	68	Senior Advisor to Starbucks Corporation	2007
RoAnn Costin	61	President of Wilderness Point Investments	2007
Laurent Potdevin	47	Chief Executive Officer	2014

Class II Directors whose terms expire at the 2015 Annual Meeting
Martha A.M. Morfitt	56	Principal of River Rock Partners Inc.	2008
Rhoda M. Pitcher	59	Managing Partner of Rhoda M. Pitcher, Inc.	2005
Emily White	35	Chief Operating Officer of Snapchat, Inc.	2011

Class III Directors whose terms expire at the 2016 Annual Meeting
Robert Bensoussan	55	Director, Sirius Equity LLP	2013
William H. Glenn	57	President and Chief Executive Officer of Global Business Travel of American Express Company	2012
Thomas G. Stemberg	65	Managing Partner of Highland Consumer Fund	2005
Dennis J. Wilson	58	Founder of lululemon	1998
Director Nominees
Background information on each of Michael Casey, RoAnn Costin, and Laurent Potdevin, the three Class I nominees, appears under “Corporate Governance — Our Board of Directors”.
Vote Required and Board Recommendation
If a quorum is present and voting, the three nominees for Class I directors receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.
Our board of directors unanimously recommends a vote “FOR” the election of the three Class I director nominees, named above. Unless authority to do so is withheld, the persons named as proxies will vote FOR the election of these three

Class I director nominees to hold office as directors until the 2017 Annual Meeting of stockholders, and until their successors are elected and qualified or until their earlier resignation or removal.

CORPORATE GOVERNANCE
Our Board of Directors
The following is brief description of each nominee who is currently a member of the board of directors and each director of lululemon whose term of office will continue after the Annual Meeting:
Class I Director Nominees for Election at the 2014 Annual Meeting of Stockholders
Michael Casey has been a member of our board of directors since October 2007 and is expected to begin serving as Chairman of the Board prior to the 2014 Annual Meeting. He retired from Starbucks Corporation in October 2007, where he had served as Senior Vice President and CFO from August 1995 to September 1997, and Executive Vice President, CFO and Chief Administrative Officer from September 1997 to October 2007. Subsequent to retirement he served as a Senior Advisor to Starbucks Corporation from October 2007 to May 2008 and from November 2008 to present. Prior to joining Starbucks, Mr. Casey was Executive Vice President and CFO for Family Restaurant, Inc. and President and CEO of El Torito Restaurants, Inc. He was also a member of the board of directors of The NASDAQ OMX Group, Inc from January 2001 to May 2012. Mr. Casey graduated from Harvard College with an A.B. degree in Economics and Harvard Business School with an MBA degree. Our board of directors selected Mr. Casey to serve as director because he has extensive experience in corporate finance and accounting, managing retail-focused industry operations, strategic planning and public company corporate governance. The Board believes his service on executive, audit and compensation committees of other companies allows him to provide significant insight to our board of directors.
RoAnn Costin has been a member of our board of directors since March 2007. Ms. Costin has served as the President of Wilderness Point Investments, a financial investment firm, since 2005. In 2011, she co-founded Paola Quadretti Worldwide, a women’s made-to-measure clothing company and is chairperson of its board of directors. From 1992 until 2005, Ms. Costin served as the President of Reservoir Capital Management, Inc., an investment advisory firm. Ms. Costin also sits on the board of OLLY Shoes, a retailer of children's shoes and accessories, City Sports, Inc., a regional specialty sporting goods retailer of footwear, equipment and apparel, and Alvin Valley Holdings, Inc., a retailer of designer women's clothing, all of which are non-public companies. Ms. Costin received a B.A. in Government from Harvard University and an M.B.A. from the Stanford University Graduate School of Business. Our board of directors selected Ms. Costin to serve as director because she has extensive experience in corporate finance and strategic planning. Our board of directors believes her extensive management experience with respect to both public and private companies allows her to provide our board of directors with significant insight on the retail industry.
Laurent Potdevin was appointed as our Chief Executive Officer and a member of our board of directors in December 2013, and has served in those roles since January 2014. Mr. Potdevin previously worked at Toms Shoes, a socially-conscious shoe company, where he served as President since May 2011. From 1995 to 2010, he worked at Burton Snowboards, one of the world’s largest and premier snowboarding companies, serving in various capacities including as President and CEO from 2005 to 2010. Prior to joining Burton Snowboards, Mr. Potdevin worked at Louis Vuitton and LVMH. Mr. Potdevin received degrees from Ecole Superieure des Sciences Economiques et Commerciales, in France, and the Engineering School, Ecole Polytechnique Federale de Lausanne, in Switzerland. Our board of directors selected Mr. Potdevin because of his extensive experience at premium, technical athletic apparel and lifestyle-centric retail companies, and deep understanding of the importance of top-quality technical design, retail marketing strategies, and the power of building a strong brand.
Class II Directors Continuing in Office until the 2015 Annual Meeting of Stockholders
Martha A.M. (Marti) Morfitt has been a member of our board of directors since December 2008. She has served as a principal of River Rock Partners, Inc., a business and cultural transformation consulting firm, since 2008. Ms. Morfitt served as the CEO of Airborne, Inc. from October 2009 to March 2012. She served as the President and CEO of CNS, Inc., a manufacturer and marketer of consumer healthcare products, from 2001 through March 2007. From 1998 to 2001, she was Chief Operating Officer of CNS, Inc. Ms. Morfitt currently serves on the boards of directors of Graco, Inc., a publicly-traded fluid handling systems and components company, and Life Time Fitness, Inc., a publicly-traded operator of fitness and athletic centers. She received her HBA from the Richard Ivey School of Business at the University of Western Ontario, and an MBA from the Schulich School of Business at York University. Our board of directors selected Ms. Morfitt to serve as director because she has extensive public board experience, and years of leading and managing branded consumer business operations and strategic planning.
Rhoda M. Pitcher has been a member of our board of directors since December 2005. Since 1996 she has served as Managing Partner of Rhoda M Pitcher Inc., a management consulting firm providing services in organizational strategy and the building of executive capability to Fortune 500 corporations, institutions, start-ups and non-profits. From 1978 to 1997, Ms. Pitcher co-founded, built and sold two international consulting firms. Ms. Pitcher holds a Master’s degree in Organization Development from University Associates. Our board of directors selected Ms. Pitcher to serve as director because she has extensive experience in management consulting, culture development and strategic planning. Our board of directors believes her considerable knowledge of our business gained from more than eight years as a director of lululemon makes her well suited to provide advice with respect to our strategic plans, culture and marketing programs.
Emily White has been a member of our board of directors since November 2011. Emily is the Chief Operating Officer of Snapchat, Inc., a photo messaging application. She was previously the Director of Business Operations, Instagram at Facebook Inc., a social networking company, responsible for monetization, partnerships, user operations and all business-related functions. From September 2010 to March 2012 she was Senior Director of Local and then Mobile Partnerships at Facebook Inc. Prior to joining Facebook, she was at Google, Inc. running the North American Online Sales and Operations channel from 2001 to November 2007 and the Asia Pacific & Latin America business from November 2007 to October 2009. From October 2009 through September 2010, Ms. White ran the Local and Commerce monetization businesses of Google, Inc. She currently serves on the board of directors of the National Center for Women in IT, a non-profit coalition working to increase the participation of girls and women in computing and IT. She received a BS in Art History from Vanderbilt University. Our board of directors selected Ms. White to serve as a director because of her extensive experience with social networking and technology companies, her understanding of the demographics in which our principal customers reside and the diversity in background and experience she provides to our board of directors.
Class III Directors Continuing in Office until the 2016 Annual Meeting of Stockholders
Robert Bensoussan has been a member of our board of directors since January 2013. Since 2008, Mr. Bensoussan has been a Director and the majority owner of Sirius Equity LLP, a UK company that invests in retail and brands based in the UK and Europe. From 2008 to 2012, Mr. Bensoussan served as Executive Chairman and CEO of LK Bennett, a UK fashion retailer, and has acted as non-Executive Chairman since 2012. He has also acted as the Non-Executive Chairman of Jeckerson Spa (Italy) since May 2008 and of feelunique.com (UK) since December 2012. From 2001 to 2007, Mr. Bensoussan was CEO of Jimmy Choo Ltd, a privately held UK luxury shoe wholesaler and retailer and was also a member of the Board of Jimmy Choo Ltd from 2001 to 2011. Mr. Bensoussan serves on the boards of directors of Inter Parfums Inc., a publicly-traded manufacturer of fragrances and fragrance-related products, Celio International (Belgium), a retailer of men’s clothing, Zen Cars (Belgium), an electric car rental company, Aurenis (France) a part-works publisher, L.K.Bennett (London), a retailer of women’s clothing and shoes, and Jeckerson S.p.A. (Italy), a retailer of men’s sportswear. Our board of directors selected Mr. Bensoussan to serve as director because he has extensive executive management and director experience in the apparel, accessories and fragrances industry. The board believes his experience as chief executive officer and director of international branded luxury goods operations will provide unique insight and vision to our board of directors.
William H. Glenn has been a member of our board of directors since December 2012. Mr. Glenn is President and Chief Executive Officer of Global Business Travel for American Express Company (NYSE: AXP). Mr. Glenn joined American Express in 2002 where he served as President of the Merchant Services division with responsibility for worldwide operations, pricing, marketing and strategy for the merchant network that serves both a proprietary business and network issuing partners. In this role he also led the American Express Company’s efforts to expand card acceptance in new categories such as business-to-business transactions and quick service restaurants. In 2011 he was appointed to President of Global Corporate Payments and Global Commercial Services and in 2014 he was appointed to his current role overseeing Global Business Travel. Before he joined American Express, Mr. Glenn served as President of Pepsi-Cola North America’s Food Service Division overseeing sales, marketing, operations, customer service and finance for the unit. Mr. Glenn began his career at Procter & Gamble and holds a BA and MBA from Lehigh University. He is a member of the Board of Trustees of the Boys and Girls Clubs of America and the U.S. Travel Association CEO Roundtable. He also serves on the Executive Committee of the World Travel and Tourism Council. Our board of directors selected Mr. Glenn to serve as director because he has extensive experience in managing retail-focused industry operations, including sales, marketing, operations, customer service, finance and strategic planning. The board believes his experience in worldwide operations, pricing, marketing and strategy allows him to provide significant insight to our board of directors.
Thomas G. Stemberg has been a member of our board of directors since December 2005. Since March 2007, he has been the managing partner of Highland Consumer Fund, a venture capital firm. From February 2005 until March 2007, he was a venture partner with Highland Capital Partners. Mr. Stemberg co-founded Staples, Inc., an office supplies retailer, serving as the chairman of its board of directors from 1988 to 2005, and as its CEO from 1986 until 2002. He serves on the boards of directors of CarMax, Inc., a publicly-traded retailer of used cars, PETsMART, Inc., a publicly-traded retailer of pet supplies and products, Guitar Center, Inc., a retailer of musical instruments, and City Sports, Inc., a regional specialty sporting goods retailer of footwear, equipment and apparel. He received an AB in Physical Science from Harvard University, and an MBA from the Harvard Business school. Our board of directors selected Mr. Stemberg to serve as director because of his extensive experience in managing and directing retail industry operations, public company corporate governance and executive compensation. Our board of directors believes his extensive experience in a variety of leadership roles of retail companies allows him to provide significant insight and expertise to our board of directors.
Dennis J. Wilson founded our company in 1998 and has served as the Chairman of the Board since 1998. He has informed the board of directors that he will step down from his role as Chairman of the Board prior to the 2014 Annual Meeting but will retain a seat on our board of directors. He served as our Chief Innovation and Branding Officer from March 2010 to January 2012, and from December 2005 until March 2010, he served as our Chief Product Designer. Mr. Wilson was our Chief Executive Officer from 1998 until December 2005. In 1980, Mr. Wilson founded Westbeach Snowboard Ltd., a surf, skate and snowboard vertical retailer, and served as its CEO from 1980 until 1995, and as its Head of Design and Production from 1995 to 1997. Mr. Wilson received his BA in Economics from the University of Calgary. Our board of directors selected Mr. Wilson to serve as director because, as the original founder of the company, he is in a unique position to support continuity in both our product vision and our cultural values. He also has extensive experience in leading and managing retail industry operations and strategic planning.
Independence of the Board
Pursuant to the listing standards of The NASDAQ Stock Market, or NASDAQ, a majority of the members of our board of directors must qualify as “independent” within the meaning of NASDAQ Rule 5605, as affirmatively determined by our board of directors. Our board of directors consults with our outside legal counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the NASDAQ listing standards in effect at the time of the determination.
Consistent with these considerations, after review of all relevant transactions or relationships between each director and director nominee, or any of his or her family members, and lululemon, our senior management and our independent auditors, our board of directors has affirmatively determined that the following eight directors and director nominees are independent directors within the meaning of the applicable NASDAQ listing standards: Robert Bensoussan, Michael Casey, RoAnn Costin, William H. Glenn, Martha A.M. Morfitt, Rhoda M. Pitcher, Thomas G. Stemberg, and Emily White. In making this determination, our board of directors found that none of these directors and director nominees had a material or other disqualifying relationship with the company. Dennis J. Wilson, the Chairman of the Board, and Laurent Potdevin, our Chief Executive Officer, are not independent directors by virtue of their current or former employment with lululemon.
Executive Sessions
Non-management directors meet in an executive session without management present each time our board of directors holds its regularly scheduled meetings. Michael Casey has been designated by our board of directors to act as the Lead Director for such executive sessions of non-management directors.
Committees and Meeting Attendance
Our board of directors has three standing committees, including an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by our board of directors. Copies of these charters are available on our website at www.lululemon.com. Our board of directors held nine meetings of the full board of directors during fiscal 2013. Each of the standing committees of our board of directors held the number of meetings indicated below. During fiscal 2013, each of our directors attended at least 75% of the total number of meetings of our board of directors and all of the committees of our board of directors on which such director served during that period. Directors are encouraged to attend our Annual Meetings of stockholders. All of our directors attended the 2013 Annual Meeting of stockholders.
The following table sets forth the three standing committees of our board of directors, the members of each committee during fiscal 2013 and the number of meetings held by each committee:

Name of Director	Audit	Compensation	Nominating and Governance
Robert Bensoussan			Member
Michael Casey	Member		Chair
RoAnn Costin		Member
William H. Glenn	Member
Martha A.M. Morfitt	Chair
Rhoda M. Pitcher		Member	Member
Thomas G. Stemberg		Chair	Member
Jerry Stritzke(1)
Emily White	Member
Number of meetings in fiscal 2013	5	7	5
_________

(1)	Mr. Stritzke resigned as a director in September 2013.

Audit Committee
The Audit Committee is appointed by our board of directors to assist it in fulfilling its financial oversight responsibilities by overseeing the accounting and financial reporting processes of lululemon and audits of our financial statements. The Audit Committee’s primary duties and responsibilities include:

•
Appointing and retaining our independent registered public accounting firm, approving all audit, review, and other services to be provided by our independent registered public accounting firm and determining the compensation to be paid for such services;

•	Overseeing the integrity of our financial reporting process and systems of internal controls regarding accounting and finance;

•	Overseeing the qualifications, independence, and performance of our independent registered public accounting firm;

•	Overseeing lululemon’s risk assessment and risk management policies, procedures and practices;

•	Reviewing and, if appropriate, approving any related party transactions;

•	Reviewing lululemon’s Code of Business Conduct and Ethics applicable to all directors, officers, and employees, and monitoring and approving any modifications or waivers of such code;

•	Providing a means for processing complaints and anonymous submissions by employees of concerns regarding accounting or auditing matters; and

•	Monitoring compliance with legal and regulatory requirements.
The current members of the Audit Committee are Michael Casey, William H. Glenn, Martha A.M. Morfitt (Chairperson), and Emily White. Our board of directors has determined that each of the members of the Audit Committee is “independent” for purposes of the NASDAQ listing requirements as they apply to audit committee members and that Mr. Casey, Mr. Glenn and Ms. Morfitt qualify as “audit committee financial experts” under the rules of the SEC. The Audit Committee held five meetings during fiscal 2013.
Compensation Committee
The Compensation Committee has been delegated authority by our board of directors to oversee all significant aspects of lululemon’s compensation policies and programs, including:

•	Reviewing and approving the compensation and annual performance objectives and goals of all of our executive officers;

•	Reviewing, approving, and administering incentive-based and equity-based compensation plans in which our executive officers participate;

•	Evaluating risks created by our compensation policies and practices and considering any reasonably likely effect of such risks;

•	Reviewing and recommending to our board of directors new executive compensation programs; and

•	Reviewing and recommending to our board of directors proposed changes in director compensation.
The current members of the Compensation Committee are RoAnn Costin, Rhoda M. Pitcher, and Thomas G. Stemberg (Chairperson). Our board of directors has determined that each of the members of the Compensation Committee is “independent” for purposes of the Nasdaq listing standards. The Compensation Committee held seven meetings during fiscal 2013.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our company as well as identifying individuals qualified to become members of our board of directors or any of its committees, recommending nominees for election as directors at each stockholder meeting at which directors are to be elected, and recommending candidates to fill any vacancies on our board of directors or any of its committees. The current members of the Nominating and Governance Committee are Michael Casey (Chairperson), Rhoda M. Pitcher, Thomas G. Stemberg, and Robert Bensoussan. Our board of directors has determined that each of the members of the Nominating and Governance Committee is “independent” for purposes of the NASDAQ listing standards. The Nominating and Governance Committee held five meetings during fiscal 2013.
Director Nominations
The Nominating and Governance Committee considers recommendations for nominees from directors, officers, employees, stockholders, and others based upon each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in members of our board of directors. Nominees for our board of directors must be committed to enhancing long-term stockholder value and possess a high level of personal and professional ethics, sound business judgment, appropriate experience and achievements, personal character and integrity. Members of our board of directors are expected to understand our business and the industry in which we operate, regularly attend meetings of our board of directors and committee meetings, participate in meetings and decision making processes in an objective and constructive manner and be available to advise our officers and management. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee recommends the candidate to our board of directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying nominees for directors. Once the Nominating and Governance Committee has confirmed that an individual meets the general qualifications for a director, and has further determined that such individual is appropriately qualified to serve on our board of directors, the Nominating and Governance Committee then considers the extent to which the membership of the candidate on our board of directors would promote a diversity of perspectives, backgrounds and experiences among the directors, including expertise and experience in a diversity of substantive matters pertaining to our business. However, our board of directors does not believe the subjective and varying nature of this nomination process lend itself to a formal policy or fixed rules with respect to the diversity of our board of directors.
The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee will evaluate director candidates in light of several factors, including the general criteria set forth above. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to our board of directors at an Annual Meeting of stockholders must do so in accordance with the procedures set forth in “Stockholder Proposals to be Presented at the 2015 Annual Meeting of Stockholders” section of this proxy statement and in compliance with our bylaws. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission and the time period for which such shares have been held; the derivative securities interests owned beneficially by such stockholder as of the date of the submission; a statement from the record holder of the shares and derivative securities interests verifying the holdings; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; a description of the proposed candidate’s qualifications as a director; and any other information described in our bylaws and in our “Guidelines for Evaluating Director Candidates,” which is available on our website at www.lululemon.com. To date, the Nominating and Governance Committee has not received a director nomination from a stockholder or stockholders holding more than 5% of our voting stock.
Board Structure
We have a classified board structure where board members are elected to three-year terms, such that generally every year only one-third of the directors are considered for election or re-election. We have had this board structure continuously since lululemon became a publicly traded company in 2007. Our board of directors believes that the classified board structure has served lululemon and our stockholders well and continues to benefit our stockholders.
Our board of directors and its current governance structure has overseen a sustained period of strong performance. Our commitment to the value and reputation of the lululemon athletica brand, the concentrated efforts of our board of directors, and the constant focus on our mission and core values have produced strong financial performance over time. We believe that continuity in membership of our board of directors has assisted in consistent application of our heritage of combining performance and style to achieve our goals.
Our board of directors believes that a classified board structure provides valuable stability and continuity of leadership for lululemon which is important to long-term stockholder value. With three-year terms, directors develop a deeper understanding of our business, competitive environment, and strategic goals. Experienced directors are better positioned to provide effective oversight and advice consistent with the long-term best interest of stockholders. Electing directors to three-year terms also enhances the independence of non-employee directors. The longer term reduces the influence of special interest groups or significant stockholders who may have agendas contrary to the majority of stockholders and lululemon’s own long-term goals.
Our stockholders have repeatedly and consistently registered their approval of the decision making of our board of directors. They have also registered their approval of the board of directors, by a margin of nearly 100% of the votes cast in the last three elections. Similarly, in 2011 stockholders approved the compensation of our named executive officers by a vote of the holders of approximately 85% of our outstanding stock voting for approval.
In addition, our board of directors intends that the classified board structure be a safeguard against a purchaser gaining control of lululemon without paying fair value. Because only one-third of the directors are elected at any Annual Meeting, a majority of the board of directors cannot be replaced at a single Annual Meeting. A classified board does not preclude a change in control of lululemon. It does, however, provide the board of directors more time and flexibility to evaluate the adequacy and fairness of proposed offers, to implement the optimal method of enhancing stockholder value, to protect stockholders against abusive tactics during a takeover process, and to negotiate the best terms for all stockholders, without the threat of imminent removal of a majority of board members. Our board of directors believes that without a classified board structure, the board of directors’ power to deal with proposals it believes are unfair to lululemon’s stockholders or inadequate would be significantly reduced.
Board Leadership Structure
Our board of directors believes that one of its most important functions is to protect stockholders’ interests through independent oversight of management, including the Chief Executive Officer. However, our board of directors does not believe that effective management oversight necessarily mandates a particular management structure, such as a separation of the role and identities of the Chairman of the Board and Chief Executive Officer. Our board of directors considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for lululemon, based on the particular circumstances facing lululemon from time to time.
Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons because our board of directors has determined that this structure aids in the oversight of management and is in the best interests of our company and our stockholders at this point in time. Dennis J. Wilson currently serves as Chairman of the Board.
 Our board of directors has also appointed Michael Casey as Lead Director. Since our Chairman of the Board, Dennis J. Wilson, is a substantial stockholder and is a former employee of the company, our board of directors believes it is desirable also to appoint one of its independent members as Lead Director to provide an additional level of independent oversight over management. The Lead Director, together with the Chairman of the Board, performs numerous functions, including working with the Chief Executive Officer and the chairpersons of the committees of our board of directors to develop agendas for meetings of our board of directors and its committees. In addition, the Lead Director presides at meetings of our board of directors when the Chairman of the Board is not present, develops agendas for executive sessions of the non-management directors, serves as a liaison between the Chairman of the Board and the Chief Executive Officer and the other non-management directors, approves information sent to our board of directors, approves meeting agendas and schedules for our board of directors, has the authority to call meetings of the non-management directors and performs such other functions and responsibilities as requested by the Chairman of the Board or our board of directors from time to time.
As previously announced, Mr. Wilson informed the board of directors that he is resigning from the position of Chairman of the Board, and will step down from the role effective prior to the 2014 Annual Meeting. The board of directors has selected Mr. Casey as the next Chairman of the Board. Mr. Casey is expected to assume this role prior to the 2014 Annual Meeting. Mr. Wilson will retain a seat on the board of directors.
Communications with Directors
Stockholders may communicate with members of our board of directors by transmitting correspondence by mail, facsimile or email, addressed as follows:
Corporate Secretary
c/o lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
Facsimile: (604) 874-6124
Email: investors@lululemon.com
The Corporate Secretary will, as appropriate, forward communication to our board of directors or to any individual director, directors, or committee of our board of directors to whom the communication is directed.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the officers, directors and employees of lululemon and our subsidiaries. The most current version is available on our website at www.lululemon.com. If we make any substantive amendments to the code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means required by Nasdaq rules or applicable law.
2011 “Say-on-Pay” Advisory Vote on Executive Compensation
We provided stockholders a “say-on-pay” advisory vote on our executive compensation at our Annual Meeting in 2011 under recently adopted Section 14A of the Securities Exchange Act of 1934, as amended. At our 2011 Annual Meeting, stockholders expressed substantial support for the compensation of our named executive officers (which term includes our chief executive officer, chief financial officer and each of our next three most highly compensated executive officers during a particular fiscal year), with holders of approximately 85% of our outstanding stock voting for approval of the “say-on-pay” advisory vote on executive compensation. Additionally, a majority of our voting stockholders approved a “say-on-frequency” advisory vote of every three years for the frequency of future “say-on-pay” advisory votes.
The Compensation Committee evaluated the results of the 2011 “say-on-pay” and “say-on-frequency” advisory votes at its meeting held in September 2011. The Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in the Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants and a review of compensation data for a comparative group of peers. While each of these factors bore on the Compensation Committee’s decisions regarding the compensation of our named executive officers, the Compensation Committee did not make any changes to our executive compensation policies and practices as a direct result of the 2011 “say-on-pay” advisory vote. Our board of directors also determined that the next “say-on-pay” advisory vote on executive compensation will be held at our 2014 Annual Meeting of stockholders. Further details are outlined under Proposal No. 3.
Risk Oversight
In its governance role, and particularly in exercising its duty of care and diligence, our board of directors is responsible for ensuring that appropriate risk management policies and procedures are in place to protect the company’s assets and business. While our board of directors has the ultimate oversight responsibility for the risk management process, our board of directors has delegated to the Audit Committee the initial responsibility of overseeing the company’s risk assessment and risk management. In fulfilling its delegated responsibility, the Audit Committee has directed management to ensure that an approach to risk management is implemented as a part of the day-to-day operations of lululemon, and to design internal control systems with a view to identifying and managing material risks.
On a periodic basis (not less than quarterly), the Audit Committee reviews and discusses with our Chief Executive Officer, our risk and compliance team and our internal auditors the company’s significant financial risk exposures and the steps that management has taken to monitor, control and report such risks. In addition, the Audit Committee regularly evaluates the company’s policies, procedures and practices with respect to enterprise risk assessment and risk management, including discussions with management about material risk exposures and the steps being taken to monitor, control and report such risks. The Audit Committee reports its activities to the full board of directors on a regular basis (not less than annually) and in that regard makes such recommendations to our board of directors with respect to risk assessment and management as it may deem necessary or appropriate.
On a periodic basis (not less than annually), the Compensation Committee reviews the various design elements of our compensation policies and practices to determine whether any of their aspects encourage excessive or inappropriate risk-taking by our executive officers. The Compensation Committee reports its activities in this regard to the full board of directors and makes such recommendations to our board of directors with respect to our compensation policies and practices as it may deem necessary or appropriate.
Compensation Committee Interlocks and Insider Participation
The three current members of the Compensation Committee, RoAnn Costin, Rhoda M. Pitcher, and Thomas G. Stemberg (Chairperson), have never served as one of our officers or employees. None of our executive officers currently serve, or in fiscal 2013 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.
Director and Officer Stock Ownership Guidelines
In June 2008, we adopted our director and officer stock ownership guidelines due to our belief that our non-employee directors and certain of our executive officers should have a meaningful ownership stake in lululemon to underscore the alignment of executive officer, director, and stockholder interests and to encourage a long-term perspective in our management. Accordingly, our Nominating and Governance Committee adopted formal stock ownership guidelines, as amended through the current date, as follows:

Position	Minimum Ownership Guidelines
(Dollar Value of Shares)
Non-employee directors	5 x Annual Retainer Compensation
Chief Executive Officer	6 x Base Salary
Other executive officers reporting to Chief Executive Officer	3 x Base Salary

 Our non-employee directors and certain of our executive officers that are subject to the guidelines are encouraged to comply with the guidelines by the later of April 2014 and five years after their date of hire, appointment or election.
Executive Officers
We designate persons serving in the following positions as our “executive officers”: our chief executive officer, our chief financial officer, and our vice presidents who are in charge of a principal unit of our business, or perform a policy-making function for us. Our executive officers and their ages as of May 2, 2014 were as follows:

Name	Age	Position	Officer Since
Laurent Potdevin	47	Chief Executive Officer	2014
John E. Currie	58	Chief Financial Officer	2007
Tara Poseley	48	Chief Product Officer	2013
Delaney Schweitzer	42	Executive Vice President, Retail Operations	2010
Laura Klauberg	59	Senior Vice President, Brand and Community	2012
Laurent Potdevin’s biographical summary is included under “Corporate Governance — Our Board of Directors.”
John E. Currie has served as our Chief Financial Officer since January 2007. Prior to joining lululemon, he worked for Intrawest Corporation, a provider of destination resorts and leisure travel, from 1989 to 2006, including as CFO from 2004 to 2006, and Senior Vice President, Financing & Taxation, from 1997 to 2004. Prior to joining Intrawest, he held senior financial positions within the BCE Group, a telecommunications service provider, and was a specialist in international taxation with a major accounting firm. Mr. Currie was a member of the board of directors of Hathor Exploration Limited from November 2006 to January 2012. He has been a member of the board of directors for the Vancouver Airport Authority since November 2012 and Clearly Contacts Inc. since April 2012. He is a chartered accountant, and received his Bachelor of Commerce degree from the University of British Columbia.
Tara Poseley has served as our Chief Product Officer since November 2013. Prior to joining lululemon, she served as President of Kmart Apparel, a multi-channel, multi-category business with several billion in revenue, at which she was responsible for the revitalization of Kmart Apparel and the launch of several new product collections to attract a younger and multi-cultural customer. Previously, she held the position of Interim President at Bebe Stores, Inc, President of Disney Stores North America (The Children's Place), and CEO of Design Within Reach (DWR). Ms. Poseley also held a range of senior merchandising and design management positions during her 15 year tenure at Gap Inc.
Delaney Schweitzer has served as our Executive Vice President, Retail Operations since March 2014. Ms. Schweitzer began her career at lululemon in 2002. As one of the company’s pioneers, Ms. Schweitzer helped grow the company from one store in Canada to 254 total stores at the end of fiscal 2013. Since her days as a lululemon educator, then store manager, Ms. Schweitzer has served in various capacities within lululemon, including Director of Training and Culture, Director of Original Intent and Executive Vice President, Retail Operations North America. She currently holds the position of Executive Vice President, Retail Operations, and is responsible for overseeing the company’s store operations including directing the area managers and regional managers, store design, overseeing strategic sales and managing the store operations team. Prior to joining lululemon, Ms. Schweitzer spent 10 years in the hospitality industry as a general manager. She is a graduate of the Executive Advanced Management Program at Harvard Business School.
Laura Klauberg has served as our Senior Vice President, Brand and Community since April 2012. She is responsible for building the brand globally, leveraging its strong community relationships through social, grassroots and digital platforms. Formerly, Ms. Klauberg was Senior Vice President of Global Media, Unilever, based in London where she was responsible for building highly innovative media campaigns for a portfolio of global brands via enhanced capabilities in content, digital, media planning and buying. Prior to her most recent media roles, she was Senior Vice-President, Global Marketing for Unilever Cosmetics International, the global prestige fragrance marketer of such well-known brands as Calvin Klein, Vera Wang and Cerruti, and prior to that she was Vice President Skin Care, North America. She held a variety of brand marketing roles throughout her career at Unilever. Prior to Unilever, Ms. Klauberg joined Cheseborough-Pond’s from Clairol, where she first began her career in brand management after receiving her MBA from New York University. She holds a BS from Cornell University. Ms. Klauberg is on the board of directors of Seventh Generation, a privately held maker of sustainable home and personal care products.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit the consolidated financial statements of lululemon for the fiscal year ending February 1, 2015. PwC has acted in such capacity since its appointment in fiscal 2006. A representative of PwC is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of lululemon and our stockholders.
Fees for Professional Services
The following table sets forth the aggregate fees billed to lululemon for the fiscal years ended February 2, 2014 and February 3, 2013 by PwC:

	Fiscal 2013	Fiscal 2012
Audit Fees(1)	$736,924	$676,336
Audit-Related Fees(2)	$12,636	$43,966
Tax Fees(3)	$25,273	$—
All Other Fees(4)	$—	$240,341
 __________

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements, including issuance of comfort letters to underwriters and consent procedures in connection public filings.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.
None of the services related to Audit-Related Fees, Tax Fees or All Other Fees described above was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Chairperson of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve additional services of up to $25,000 per engagement on a case-by-case basis, and such approvals are communicated to the full Audit Committee at its next meeting.
 Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
Our board of directors unanimously recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2015.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.
Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and our board of directors believe that our compensation design and practices are effective in implementing our philosophy.
We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of lululemon athletica inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such proxy statement and other related tables and disclosures.”
As this is an advisory vote, the result will not be binding on us, our board of directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
Our board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 4
APPROVAL OF ADOPTION OF THE
2014 EQUITY INCENTIVE PLAN
Introduction
At the Annual Meeting, stockholders will be asked to approve the adoption of the lululemon athletica inc. 2014 Equity Incentive Plan, or the “2014 Plan.” Our Board of Directors adopted the 2014 Plan on March 25, 2014, subject to and effective upon its approval by stockholders. If the stockholders approve the 2014 Plan, it will become effective on the day of the Annual Meeting or the “effective date”, and no further awards will be granted under our 2007 Equity Incentive Plan, or the “Predecessor Plan”, which will be terminated. If the 2014 Plan is not approved, then the Predecessor Plan will remain in effect.
We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. The 2014 Plan is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants and directors) of lululemon (and or subsidiaries) which will align the interests of award recipients with those of our stockholders, reinforce key goals and objectives that help drive stockholder value, and attract, motivate and retain experienced and highly qualified individuals who will contribute to lululemon’s financial success.
Key New Features
We are asking stockholders to authorize the adoption of the 2014 Plan primarily to align our equity incentive program with best practices, as well as to structure the share reserve in an efficient manner. Key differences between the 2014 Plan and the Predecessor Plan are:

•
Repricing Prohibition: The 2014 Plan expressly provides that stock options, stock appreciation rights and restricted stock purchase rights that require the participant to purchase shares for monetary consideration equal to their fair market value at grant, collectively “appreciation awards”, may not be repriced without the approval of our stockholders;

•	Annual Director Limits: The 2014 Plan limits the value of awards which may be received by any non-employee director;

•
Fungible Share Reserve: The share reserve of the 2014 Plan is structured on a fungible basis such that each share subject to a “full value” award (i.e., an award settled in stock, other than an option, stock appreciation right or restricted stock purchase right that requires the participant to purchase shares for monetary consideration equal to their fair market value at grant) will reduce the number of shares remaining available for grant under the 2014 Plan by 1.7 shares; and

•	Deferred Compensation Awards: The 2014 Plan permits the grant of deferred compensation awards.
Shares Available Under the Plan and Historical Use of Equity
The 2014 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards. Under the 2014 Plan, we are asking stockholders to authorize the Compensation Committee to issue up to 15,000,000 shares, less any shares granted on or after February 2, 2014 and prior to the effective date. As discussed in greater detail below, any share granted on or after February 2, 2014 will be counted as one share for every one share of stock subject to an appreciation award and 1.7 shares for every one share of stock subject to a full value award.
In operating our Predecessor Plan, we believe that the Compensation Committee has monitored and managed dilution to reasonable levels. As of February 2, 2014, options were outstanding under the Predecessor Plan for a total of 669,000 shares of our common stock and a total of 483,000 shares remained subject to unvested awards of restricted stock, restricted stock units, and performance-based restricted stock units outstanding under the Predecessor Plan. With respect to these outstanding options, their weighted average exercise price was $30.76 per share and had a weighted average remaining term of approximately 4.2 years.

The following table sets forth the number of shares outstanding under the Predecessor Plan and the number of shares we are asking stockholders to authorize for future issuance under the 2014 Plan, along with the potential equity dilution represented by the outstanding shares and shares available for future awards as a percentage of the common shares outstanding (determined on a fully diluted basis).

	Total Shares	Equity Dilution: Total Shares as a Percent of Total Common Shares Outstanding(1)(2)
Shares outstanding under Predecessor Plan	1,154,000	0.7%
Shares authorized under 2014 Plan	15,000,000	9.3%
Total	16,154,000	10.0%
_________

(1)	Determined on a fully diluted basis, meaning the total shares outstanding and authorized under the 2014 Plan are also included in total common shares outstanding.

(2)	Based on total common shares outstanding at February 2, 2014 of 145,297,153 which includes 115,342,231 common shares and 29,954,922 special voting shares.
As shown in the table above, if the adoption of the 2014 Plan is approved, the maximum aggregate number of shares we are requesting our stockholders to authorize under the 2014 Plan would potentially increase the equity dilution by 9.3% and, in conjunction with shares outstanding under the Predecessor Plan, represent a combined total of about 10.0% of the number of shares of our total common stock outstanding on February 2, 2014, determined on a fully diluted basis. Among the factors the Compensation Committee considered in determining the appropriate size of the share pool for our 2014 Plan was the prior grant history of lululemon and its responsible use of equity, the total potential dilution that could result from the plan as well as consultations with the Compensation Committee’s compensation consultant. This was based in part on forecasts of our anticipated growth rate for the next few years as well as future stock price scenarios. Based on this analysis, we believe the 2014 Plan’s share reserve will be sufficient for us to make grants of equity incentive awards for the duration of the term of the 2014 Plan. Of course, however, changes in business practices, industry standards, our compensation strategy, or equity market performance could alter this projection. In particular, without limitation to the foregoing, although the total number of authorized shares may potentially be greater than our need for making equity grants over the 2014 Plan’s 10 year term based on our historical rate of equity grants, because we make awards using a value-based approach the actual number of shares granted each year fluctuates based on our stock price. In addition, we are growing rapidly and as a result our equity-related employee population is also growing. Accordingly, although the requested authorized share reserve is designed to accommodate equity compensation needs under a variety of scenarios, including those in which the stock price does not increase, under some scenarios the reserve could prove to be insufficient to last for the entire term of the 2014 Plan, in which case the stockholders would have the opportunity to either approve or disapprove any addition to the requested share reserve.
The following table sets forth the number of shares we have granted during our last three fiscal years and our annual and three-year average burn rate (gross number of shares granted during the year divided by weighted-average common shares outstanding).

	Fiscal 2013	Fiscal 2012	Fiscal 2011	Three-Year Average
Stock Options Granted	118,000	84,000	183,000	128,333
Full Value Shares Granted	349,000	172,000	240,000	253,667
Weighted-Average Common Shares Outstanding	144,913,000	144,000,000	143,196,000	144,036,333
Burn Rate	0.32%	0.18%	0.30%	0.27%

Section 162(m) Tax Considerations
The 2014 Plan is designed to help us comply with the rules relating to our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code, or the “Code,” generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2014 Plan that are intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code to be deductible, the stockholders are being asked to approve certain material terms of the 2014 Plan. By approving the 2014 Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2014 Plan;

•	the maximum numbers of shares for which stock-based awards may be granted to an employee in any fiscal year;

•	the maximum dollar amount that a participant may receive under a cash-based award for each fiscal year contained in the performance period; and

•
the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2014 Plan generally will be deductible by us for federal income tax purposes, under certain circumstances, such as a change in control of lululemon, compensation paid in settlement of certain awards may not qualify as performance-based. In addition, Section 162(m) of the Code imposes a number of other requirements that must be met in order for awards to qualify for deduction under the Code. Accordingly, there can be no assurance that awards under the 2014 Plan will be fully deductible under all circumstances. In addition, other awards under the 2014 Plan which are not intended to satisfy these “performance-based” compensation requirements generally will not so qualify. To the extent that such compensation, when added to other non-exempt compensation, exceeds $1 million in any given year is paid to certain executives, then the amount in excess of $1 million will be subject to the deduction limitations of Section 162(m) of the Code.
Our Board of Directors believes that the 2014 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, our Board of Directors urges you to vote to approve the adoption of the 2014 Plan.
Summary of the 2014 Plan
The following summarizes the principal features of the 2014 Plan which is set forth in its entirety as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to Appendix A.
General. The purpose of the 2014 Plan is to advance the interests of lululemon and its stockholders by providing an incentive program that will enable us to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of lululemon. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.
Authorized Shares. The maximum number of shares of stock that may be issued under the Plan pursuant to awards shall be equal to 15,000,000 shares, less (a) one share for every one share of stock subject to an option or stock appreciation right granted under the Predecessor Plan on or after February 2, 2014 and prior to the 2014 Plan’s effective date; and (b) 1.7 shares for every one share of stock subject to an award other than an option or stock appreciation right granted under the Predecessor Plan on or after February 2, 2014 and prior to the 2014 Plan’s effective date. Any shares of stock that are subject to appreciation awards shall be counted against this limit as one share for every one share granted, and any shares of stock that are subject to full value awards shall be counted against this limit as 1.7 shares for every one share granted. As described above, after the 2014 Plan’s Effective Date, no awards may be granted under the Predecessor Plan.
Share Counting. If (a) an outstanding award under the 2014 Plan for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of stock acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the company for an amount not greater than the participant’s purchase price, or (b) after February 2, 2014 an outstanding award under the Predecessor Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase under the Predecessor Plan are forfeited or repurchased by us for an amount not greater than the holder’s purchase price, then in each case the shares of stock allocable to the terminated portion of such award or such forfeited or repurchased shares of stock (or award or shares under the Predecessor Plan) shall again be available for issuance under the 2014 Plan. Shares of Stock shall not be deemed to have been issued pursuant to the 2014 Plan with respect to any portion of an award that is settled in cash. Shares withheld or reacquired by the company in satisfaction of tax withholding obligations applicable to appreciation awards shall not again be available for issuance under the 2014 Plan. Shares withheld in satisfaction of tax withholding obligations with respect to full value awards (or after February 2, 2014, with respect to full value awards under the Predecessor Plan), shall again be available for issuance under the 2014 Plan. Upon payment in shares of stock pursuant to the exercise of an SAR under the 2014 Plan or, after February 2, 2014, the Predecessor Plan, the number of shares available for issuance under the 2014 Plan shall be reduced by the gross number of shares subject to the SAR. If the exercise price of an option under the 2014 Plan or, after February 2, 2014, the Predecessor Plan is paid by tender, or attestation to the ownership, of shares owned by the participant, or by means of a net-exercise, the number of shares available for issuance under the 2014 Plan shall be reduced by the gross number of shares of stock for which the option is exercised. Shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of options (or after February 2, 2014, options under the Predecessor Plan) shall not be added to the shares authorized for grant under this Plan.
Any shares that again become available for grant under the Plan shall be added to the share reserve as (a) one share for every one share subject to appreciation awards granted under the 2014 Plan or options or stock appreciation rights granted under the Predecessor Plan, and (b) as 1.7 shares for every one share subject to full value awards granted under the Plan or awards other than options or stock appreciation rights granted under the Predecessor Plan.
Adjustments for Capital Structure Changes. Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2014 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2014 Plan to adjust other terms of outstanding awards as it deems appropriate.
Award Limits. As described above, in order to enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the 2014 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

•
an employee many not receive more than 800,000 shares under stock-based awards (other stock appreciation rights and stock options) for each fiscal year contained in the performance period for such award;

•	an employee may not be granted stock appreciation rights or stock options with respect to more than 800,000 shares during any calendar year; and

•	no more than $10,000,000 for each full fiscal year contained in the performance period under cash-based awards.
The share limitations set forth above are subject to adjustment in the event of changes in our capital structure, as outlined above. In addition, to comply with applicable tax rules, the 2014 Plan also limits to15,000,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2014 Plan; as adjusted in accordance with the terms of the 2014 Plan.
In addition, notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all non-employee director awards granted to any non-employee director during any single calendar year shall not exceed $500,000; provided that such limit shall not apply to any awards made at the election of a non-employee director to receive awards in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments
Administration. The 2014 Plan generally will be administered by the Compensation Committee of our Board of Directors, although our Board of Directors retains the right to appoint another of its committees to administer the 2014 Plan or to administer the 2014 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2014 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2014 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) of the Code or otherwise provided by the 2014 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2014 Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 Plan. All awards granted under the 2014 Plan will be evidenced by a written or digitally signed agreement between lululemon and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2014 Plan. The Committee will interpret the 2014 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2014 Plan or any award.
Prohibition of Option and Stock Appreciation Right Repricing. The 2014 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights (except in connection with adjustments for capital changes discussed above): (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash. For the avoidance of doubt, this repricing prohibition also applies to restricted stock purchase rights that require the participant to purchase shares for monetary consideration equal to their fair market value at grant.
Eligibility. Awards may be granted to employees, directors and consultants of lululemon or any present or future parent or subsidiary corporation or other affiliated entity of lululemon. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of lululemon or any parent or subsidiary corporation of lululemon. As of April 1, 2014, we had approximately 7,440 employees, including four executive officers, and nine non-employee directors who would be eligible under the 2014 Plan.
Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of lululemon (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On April 1, 2014, the closing price of our common stock as reported on the NASDAQ Global Market was $52.98 per share.
The 2014 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to us of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by us, through the participant’s surrender of a portion of the option shares to us.
Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2014 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2014 Plan).
Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee, and provided further that such transfer is not for consideration. No dividend equivalents shall be paid with respect to Options.
Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2014 Plan is ten years. No dividend equivalents shall be paid with respect to SARs.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee (and also subject to the restrictions that any such transfer not be for consideration). Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.
Restricted Stock Awards. The Committee may grant restricted stock awards under the 2014 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to us rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.
Restricted Stock Units. The Committee may grant restricted stock units under the 2014 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to us. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.
Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between us and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.
Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of lululemon and each subsidiary corporation consolidated with lululemon for financial reporting purposes, or such division or business unit of lululemon as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures:

•
Earnings or Profitability Metrics: any derivative of revenue (gross, operating or net); earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (EBIT); earnings/loss before interest, taxes, depreciation and amortization (EBITDA); operating income; net income; economic profit; profit margin; gross margin; merchandise margin; product margin; inventory turns; sales growth and volume; expense levels or ratios; expense reduction or controllable expenses; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested); and

•
Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.
Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code (with respect to awards intended to qualify as performance-based awards under Section 162(m) of the Code). However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.
Dividends and Dividend Equivalents on Performance Awards. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividends or dividend equivalent rights with respect to cash dividends paid on our common stock, however, such rights shall only vest if, and to the extent, the underlying awards vest.
Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
Deferred Compensation Awards. The 2014 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine the basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2014 Plan.
Change in Control. Unless otherwise defined in a participant’s award or other agreement with the company, the 2014 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2014 Plan) becoming the direct or indirect beneficial owner of more than 50% of our voting stock; (b) a liquidation or dissolution of lululemon; or (c) a consolidation, share exchange, reorganization or merger of lululemon resulting in the stockholders of lululemon immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; or (d) the sale or other disposition of all or substantially all the assets of lululemon (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization.
If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. In general, awards which are not assumed, substituted for or otherwise continued, in connection with a Change in Control will have their vesting accelerate in full such that the Award will be 100% vested and nonforfeitable effective upon the consummation of the Change in Control. In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2014 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award. The vesting of all awards held by any non-employee director will be accelerated in full upon a Change in Control if the non-employee director does not continue to serve as a director of the surviving entity.
Awards Subject to Section 409A of the Code. Certain awards granted under the 2014 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A of the Code. Any such awards will be required to comply with the requirements of Section 409A of the Code. Notwithstanding any provision of the 2014 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2014 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A of the Code.
Amendment, Suspension or Termination. The 2014 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2014 Plan following the tenth anniversary of the date the 2014 Plan was adopted by the Board of Directors. The Committee may amend, suspend or terminate the 2014 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2014 Plan, change the class of persons eligible to receive incentive stock options, permit (or amend to permit) repricings, or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2014 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse effect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may generally elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards. A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
New Plan Benefits
A new plan benefits table for the 2014 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2014 Plan if the 2014 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2014 Plan will be made at the Committee’s discretion, subject to the terms of the 2014 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2014 Plan are not determinable at this time. The equity grant program for our directors who are not executive officers is described under the Director Compensation section in this proxy statement. For an understanding of the equity-based compensation awards made in the past to our executive officers under the Predecessor Plan, see the 2013 Grants of Plan-Based Awards table and the 2013 Outstanding Equity Awards at Fiscal Year-End table in this proxy statement.
Vote Required and Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the Annual Meeting, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
Our Board of Directors unanimously recommends a vote “FOR” the approval of the adoption of the lululemon athletica inc. 2014 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee oversees lululemon’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee also evaluates lululemon’s policies, procedures and practices with respect to enterprise risk assessment and risk management, including discussions with management about material risk exposures and steps being taken to monitor, control and report such risks.
The Audit Committee consists of four directors, each of whom, in the judgment of our board of directors, is an “independent director” for purposes of the Nasdaq listing standards. The Audit Committee acts pursuant to a written charter that has been adopted by our board of directors. A copy of this charter is available on our website at www.lululemon.com.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers LLP’s audit, the results of its examinations, and the overall quality of lululemon’s financial reporting.
The Audit Committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the firm and lululemon that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that lululemon’s audited financial statements be included in lululemon’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014.

AUDIT COMMITTEE

Martha A.M. Morfitt (Chairperson)
Michael Casey
William H. Glenn
Emily White

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
Our Compensation Committee has adopted a compensation philosophy for our executive compensation program that has the following goals:

•	attract, retain and motivate the executive talent necessary to drive the achievement of lululemon’s high performance retail business model and contribute to our company’s success;

•	focus on pay-for-performance by linking a significant portion of executive pay to the achievement of short-term and long-term business objectives;

•
align the interest of executives and stockholders by delivering a significant component of executive pay through performance based equity compensation and through our executive share ownership guidelines; and

•	provide total compensation near the market median for achieving business goals with the ability for actual pay to reach the 75th percentile or above for exceeding goals.
Our Compensation Committee evaluates the pay of our executive officers with the goal of setting compensation opportunities at levels they believe are comparable with executives in other companies operating in the retail apparel and other related industries that are generally of similar size and stage of business life cycle. The Compensation Committee is responsible for reviewing and approving our goals and objectives relating to the compensation of our executive officers, evaluating the performance of our executive officers in light of such goals and objectives, and determining the actual compensation levels, perquisites and other benefits of our executive officers based on this evaluation. The Compensation Committee is also charged with reviewing and recommending to our board of directors new or potential changes in executive compensation programs, evaluating our compensation policies and practices to determine whether they are properly coordinated and achieving their intended purposes, reviewing the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking and establishing and periodically reviewing policies for the administration of executive compensation programs.
In connection with setting appropriate levels of compensation for our named executive officers, our Compensation Committee bases its decisions on the general business and industry knowledge of the members of the Compensation Committee, the performance evaluations, experience, responsibilities and potential of each individual, the recommendations of the Chief Executive Officer with respect to the other executive officers, the advice of its independent compensation consultant, as well as information provided to the Compensation Committee with respect to the compensation of similarly situated executives at other comparable companies, while also taking into account our absolute and relative performance and achievement of strategic goals.
Role of Executive Officers in Executive Compensation
Our independent directors, under the direction of the lead director, meet with our Chief Executive Officer at the beginning of the year to agree upon the Chief Executive Officer’s performance objectives for the year. At the end of the year, the independent directors meet with the Chief Executive Officer to assess the Chief Executive Officer’s performance taking into account his or her achievement of the objectives, contribution to the company’s performance, ethics and integrity, and other leadership accomplishments. This evaluation is shared with the Chief Executive Officer by the lead director and is used by the Compensation Committee in setting the Chief Executive Officer’s compensation for the following year.
For the other executive officers, the Compensation Committee receives performance assessments and compensation recommendations from the Chief Executive Officer and also exercises its judgment based on the directors’ interactions with the executive officers. As with the Chief Executive Officer, an executive officer’s performance assessment is based on his or her achievement of objectives established between the executive officer and the Chief Executive Officer, contribution to the company’s performance, ethics and integrity, and other leadership attributes and accomplishments.
Role of the Independent Compensation Consultant
The Compensation Committee has engaged Frederic W. Cook & Co., or FWC, as its independent compensation consultant. FWC reports directly to the Compensation Committee and attends Compensation Committee meetings as requested. Under the terms of its engagement, FWC is responsible for reviewing Compensation Committee agendas and supporting materials in advance of each meeting, providing to the Compensation Committee market data and recommendations regarding the compensation of the executive officers, advising our Compensation Committee on evolving trends and best practices in executive compensation and committee governance, assisting in the Compensation Committee’s review and evaluation of our compensation policies and practices, and reviewing our Compensation Discussion and Analysis. FWC also provides independent advice to our Compensation Committee on director compensation. FWC does not provide, and is prohibited from providing, other services to lululemon and our management.

The Compensation Committee reviewed its relationship with FWC, considered FWC’s independence and the existence of potential conflicts of interest, and determined that the engagement of FWC did not raise any conflict of interest. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and NASDAQ rules regarding compensation committee advisor independence.
Elements of Compensation
Our executive officer compensation consists of the following components:

•	base salary;

•	annual cash incentive opportunity linked to corporate and individual performance objectives;

•	long-term incentive awards in the form of equity-based compensation; and

•	other executive benefits such as health benefits, life insurance and tax consulting services. During the year of hire, we may also provide reimbursement of relocation expenses and temporary housing.
Our Compensation Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to our executive officers, are discussed below. In addition, while each element of compensation described below is considered separately, our Compensation Committee takes into account the full compensation opportunity for each executive officer in determining total compensation.
Peer Group
At least annually, the Compensation Committee, with the assistance of FWC, conducts a review of the peer group used for executive compensation comparisons to ensure all peer companies remain an appropriate basis for comparison. In selecting peer companies, the Compensation Committee aims to identify companies with characteristics similar to ours: are in the retail apparel industry or another related industry, have a strong consumer brand, are highly profitable and fast growing, and are of a comparable size (based on revenue, operating income and market capitalization). Based on these criteria, the Compensation Committee utilized the following 16 peer companies for 2013 pay decisions:

2013 Peer Group:
Abercrombie & Fitch	Chipotle Mexican Grill	Green Mountain Coffee Roasters	PVH
Aeropostale	Decker's Outdoor	Joseph A. Bank	Under Armour
American Eagle Outfitters	Fossil	Netflix	Urban Outfitters
Buckle	Gildan Outdoor	Panera Bread	Vitamin Shoppe
Following a review conducted later in 2013, the Compensation Committee modified the peer group to remove Abercrombie and Fitch, Green Mountain Coffee Roasters, and Vitamin Shoppe from the peer group, and to add Burberry, Coach, Crocs and Michael Kors Holdings to the 2014 peer group.
Base Salary
The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by our Compensation Committee. Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our operating performance. In order to attract and retain qualified executives, base salaries are generally targeted near the market median of base salaries of similarly situated executives at the peer group companies. Base salaries for an executive officer may vary above or below median based on their performance, industry experience, and time in position.
In considering whether to adjust base salary from year to year, our Compensation Committee considers the following:

•	corporate performance and the performance of each individual executive officer;

•	the relative value of the position within the organization;

•	any new responsibilities delegated to the executive officer during the year;

•	any contractual agreements with our executive officers; and

•	the competitive marketplace for executive talent, including a review of base salaries for comparable positions at other similarly situated companies.

With these principles in mind, base salaries are reviewed at least annually by our Compensation Committee and our board of directors, and may be adjusted from time to time based on the results of this review. FWC prepares a report for the Compensation Committee annually that contains an assessment of the executive officers’ compensation, including base salary, annual cash incentives, and equity-based incentives, relative to comparable positions at the peer group companies and to survey data as a secondary point of reference.
Annual Cash Incentives
Our board of directors has the authority to award annual cash performance bonuses to our executive officers. The annual performance bonuses are intended to compensate our executive officers for achieving financial, operational and strategic goals and for achieving individual annual performance objectives. These annual bonus amounts are intended to reward both overall company and individual performance during the year and, as such, can be highly variable from year to year. Cash bonuses are designed to more immediately reward annual performance against key short-term performance metrics, as opposed to equity grants which reward the achievement of our long-term performance goals. We believe that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executives and in motivating our executives to achieve our annual objectives.
Our Compensation Committee sets the target annual bonus levels for each of our executive officers as a percentage of his or her base salary. The payment of these cash bonuses is based on specified corporate and individual performance goals as established by our Compensation Committee under our executive bonus plan described below. Actual payouts of these cash bonuses may vary from 0% of the target bonus level for performance below a threshold determined by the Compensation Committee at the beginning of the fiscal year to 200% of the target bonus level for achieving or exceeding the maximum performance level determined by the Compensation Committee at the beginning of the fiscal year. The maximum payout level was increased to 200% of the target bonus level in fiscal 2013 from 150% of the target bonus level in previous years to better align with our pay for performance philosophy by providing an opportunity for pay to reach the 75th percentile when we exceed our performance goals and by aligning with market practice. The table below sets forth the target annual bonus levels, as a percentage of each executive officer’s base salary, set by the Compensation Committee for fiscal 2013 for each of our executive officers included in the summary compensation table in this proxy statement, to whom we refer as “named executive officers”:

Executive	2013 Target Bonus as a Percentage of Base Salary
Laurent Potdevin(1)	n/a
Christine M. Day(2)	150%
John E. Currie	75%
Tara Poseley	75%
Delaney Schweitzer	75%
Laura Klauberg	75%
_________

(1)
Mr. Potdevin commenced employment as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014 and did not have a target bonus for fiscal 2013; his target for fiscal 2014 is 150% of salary.

(2)
Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014.

The annual cash bonuses paid to our executive officers are paid under an executive bonus plan our board of directors adopted in March 2011. The current executive bonus plan, which was approved by our stockholders at our 2011 Annual Meeting, is designed for our executive officers at the level of executive vice president and above, as well as other senior officers designated by the Compensation Committee or our board of directors, and is designed to ensure maximum tax deductibility for executive bonuses under Section 162(m) of the Code.

Under the executive bonus plan, no payouts are provided to participants unless the company achieves a minimum level of annual operating income. The executive bonus plan is funded at maximum if this level of operating income is achieved and the Committee uses an objectively determined process to reduce payouts from the maximum level.
For 2013, the objectively determined financial performance goals and objectively determined individual performance goals for executives were weighted such that 90% of the bonus was based on the achievement of company financial performance goals and 10% was based on the achievement of individual performance goals.
During the first quarter of each fiscal year, the Compensation Committee approves the company financial performance measures for the executive bonus plan participants and a range of potential payouts resulting from the achievement of each financial performance goal. The Compensation Committee also approves the relative weighting of each specific financial performance measure. Actual payouts under the executive bonus plan may range from 0% of the target bonus level for performance below a minimum threshold, to a maximum of 200% of the target bonus level for achieving or exceeding the maximum performance level for each measure. The following table provides a breakdown of the company financial performance goal components for fiscal 2013, including the relative weight of such goals, and the performance necessary for an officer to receive a payout of his or her target annual bonus, with amounts payable in between the specific percentage points listed in the table determined on a straight-line basis.

Company Performance Measure	Weight	Performance to Achieve 50% of Target Bonus	Performance to Achieve 100% of Target Bonus (Target Payout)	Performance to Achieve 200% of Target Bonus (Maximum Payout)
Operating Income	40%	$404,700,000	$488,200,000	$562,400,000
Company Revenue	20%	$1,630,000,000	$1,752,700,000	$1,875,400,000
Gross Margin	40%	53.70%	55.90%	57.40%

At the beginning of the year, the Compensation Committee discusses with management the top strategic priorities for the upcoming fiscal year. Based on this discussion, the Compensation Committee approves the individual performance goals for each individual covered by the executive bonus plan, upon which 10% of our executives’ bonuses for fiscal 2013 were based. For fiscal 2013, the Compensation Committee established a goal based on total men's sales on which the entire 10% individual performance component for executive officers was based.
Following the completion of the fiscal year, our Compensation Committee reviews our performance relative to the achievement of our company and individual performance goals established at the beginning of the preceding fiscal year and each executive’s individual performance and contribution to achieving those goals in order to determine the amount of bonus, if any, payable to our executive officers. In making its determination, the Compensation Committee may, in its discretion, make adjustments to the company and individual performance results to take into account certain extraordinary and/or non-recurring events such as acquisitions, dispositions, and other corporate transactions that could have an effect on our operating budget during the preceding fiscal year. The Compensation Committee may, in its discretion, reduce but not increase the amount earned by an executive officer according to the plan. Executive officers must remain employed by us on the date bonuses are paid to be eligible for payment, unless employment is terminated as a result of death or disability.
In March 2014, the Compensation Committee reviewed the financial results of the company and the achievement relative to the targets that had been set for the financial and individual goals at the start of the year and determined that no adjustments were deemed necessary to the results for annual incentive purposes. The Compensation Committee determined that the financial performance goals and individual performance goals established under the executive bonus plan for the executive officers had not been achieved at the levels established for fiscal 2013, resulting in no payout of the target annual bonus levels under the executive bonus plan for fiscal 2013.
Other Cash Bonuses
As part of her employment agreement, Tara Poseley, our Chief Product Officer, received a retention bonus in the amount of $300,000 in fiscal 2013. Ms. Poseley will reimburse us for the retention bonus in full in the event she voluntarily resigns her position within 12 months of her start date. As part of his employment agreement, Laurent Potdevin, our Chief Executive Officer, received a signing bonus of $200,000 and a retention bonus of $1,650,000 in fiscal 2013. Mr. Potdevin will reimburse us for the retention bonus on a pro-rata basis in the event he voluntarily resigns his position as Chief Executive Officer within 24 months from his start date.

In February 2014, our board of directors, upon the recommendation of the Compensation Committee, approved discretionary cash bonus awards to each of John Currie, our Chief Financial Officer, and Delaney Schweitzer, our Executive Vice President, Retail Operations, in the amount of CDN$100,000, as well as awards of stock options to acquire 10,000 shares of our common stock. This was in recognition of their significant contribution and expanded responsibilities during the Chief Executive Officer transition process.
Equity-Based Compensation
We believe that equity awards are an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation opportunity in equity-based compensation helps drive the achievement of our long-term performance goals and aligns the incentives of our executives with the interests of our stockholders. Additionally, we believe that equity-based awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we generally award equity-based compensation in the form of options to purchase our common stock as well as performance-based restricted stock unit awards. Our Compensation Committee believes stock options and performance-based restricted stock unit awards provide executives with a significant long-term interest in our success by rewarding the creation of stockholder value over time measured by share price appreciation and the achievement of our longer-term objectives.
The Compensation Committee establishes a target annual equity award value for the executive officers based upon the annual review of officer compensation relative to the peer group companies, with a secondary check against compensation survey data, and an assessment of company-wide equity usage. The CEO provides a recommendation to the Committee for the actual equity award grant values for the other executive officers that may be within plus or minus twenty percent of the target based upon the review of each officer’s performance. Generally, each executive officer is provided with an annual stock option grant and performance-based restricted stock unit award based upon their position with us and their relevant prior performance. For fiscal 2013, the performance-based restricted stock unit awards generally represent 75% of the annual grant value provided to our executive officers and stock options represent the remaining 25%.
Our Compensation Committee determines the size, terms and conditions of option grants and performance-based restricted stock unit awards to our executive officers in accordance with the terms of the applicable plan. Equity grants made to our executive officers are recommended by our Compensation Committee and approved by our Board, or may be approved directly by our Compensation Committee.
Stock Options. The stock option grants generally vest in four equal installments beginning on the first anniversary of the date of grant to encourage executive retention and to compensate our executive officers for their contribution over the long-term. Stock options only have value to the executive officers to the extent that, on the date they are exercised, the company’s share price is higher than the price on the date of grant or the exercise price. Due to historic volatility in our stock price, it has been our practice to grant half of the annual grant of stock options in March and the rest in September. The options generally have a term of seven years and are granted with an exercise price equal to the closing price of our common stock on the date of grant.
Performance-Based Restricted Stock Unit Awards. Each performance-based restricted stock unit represents a right to receive one share of our common stock on a specified settlement date if the performance-based restricted stock unit vests as a result of our attainment of a performance goal during a performance period. Each performance-based restricted stock unit award specifies the target number of performance-based restricted stock units (the number of performance-based restricted stock units that will vest if the performance goal achieved is 100% of target), the minimum number of performance-based restricted stock units (50% of the performance-based restricted stock units will vest if the performance goal is achieved at a minimum threshold level) and the maximum number of performance-based restricted stock units (the maximum number of performance-based restricted stock units that may be issued under the award if the performance goal is achieved at the maximum level). The maximum number of performance-based restricted stock units represents 150% of the target number of performance-based restricted stock units. If performance is below the minimum threshold level, 0% of the target number of performance-based restricted stock units will be issued under the award.
The performance period and vesting period for our performance-based restricted stock unit awards generally consists of three fiscal years. For example, performance-based restricted stock units granted in fiscal 2013 will vest on the third anniversary of the grant date in fiscal 2016 depending on performance against the goals established by the Compensation Committee for the fiscal 2013 through fiscal 2015 performance period.
During the first quarter of the fiscal year, the Compensation Committee establishes the minimum, target, and maximum performance and payout levels for the performance-based restricted stock unit awards. For the performance-based restricted stock units granted in each of 2011, 2012 and 2013, the performance measure used to determine payout of the awards is three-year cumulative growth in operating income. The performance-based restricted stock unit goals that have been established by the Committee require a significant level of growth in order to receive target, or any, payout. At the end of the performance period, the Compensation Committee reviews the results of the company’s performance relative to the goals and approves the payout of the awards. For the performance-based restricted stock units awards granted in 2011 that covered the fiscal 2011 through 2013 performance period, lululemon's operating income growth resulted in a payout of 150% of the target performance-based restricted stock unit awards granted. These shares generally vested on March 25, 2014.

Restricted Shares. We awarded a one-time grant of restricted shares of our common stock to Laurent Potdevin on his start date of January 20, 2014. These shares vest in three equal installments beginning on the first anniversary of the start date if Mr. Potdevin continues to be employed with us on each such vesting date.
Other Features of the Executive Compensation Program
Clawback Policy. In September 2010, the Compensation Committee approved the adoption of a Clawback Policy which applies to all incentive compensation paid or awarded to an executive officer on or after the date the policy was adopted. Under the policy, we may seek to recover all or part of any incentive compensation awarded or paid to executive officers in the event we determine that we must restate our financial results to correct an accounting error due to material noncompliance with any financial reporting requirements under the US federal securities law within three years from the first issuance of such financial results.
Other Benefits. Based on our pay-for-performance philosophy, our executive compensation program includes limited perquisites and other benefits as outlined below:

Benefits	Executive Officer Eligibility
Medical/Dental/Vision Plans	✓
Life and Disability Insurance	✓
Change in Control and Severance Plan	✓
Employee Stock Purchase Plan	Not offered
Deferred Compensation Plan	Not offered
Supplemental Executive Retirement Plan	Not offered
Employee Stock Ownership Plan	Not offered
Defined Benefit Pension Plan	Not offered
401(k) Plan	Not offered

Perquisites	Executive Officer Eligibility
Employee Discount	✓
Tax Preparation	✓
Relocation Assistance (Temporary housing, moving expenses, tax equalization)	✓
Supplemental Life Insurance	✓
Club Memberships	✓
Executive Medical	Not offered
Financial Counseling	Not offered
Automobile	Not offered
Personal Use of Company Aircraft	Not offered
Security Services	Not offered
The cost of providing these benefits and perquisites to the named executive officers is included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in the footnotes to such table. We believe the executive benefits we provide are reasonable and generally consistent with benefits offered by companies with which we compete for executive talent, and therefore offering these benefits serves the objective of attracting and retaining top executive talent. A discussion and analysis of such benefits follows.

•
Relocation Package. Under limited circumstances, we provide certain relocation benefits to executive officers who relocate to Canada from another country for work on our behalf. Mr. Potdevin, Ms. Day, Ms. Poseley, and Ms. Klauberg relocated to Canada from the United States for purposes of working for us. Each of Mr. Potdevin, Ms. Day, Ms. Poseley and Ms. Klauberg received tax preparation assistance, reimbursement of moving expenses and reimbursement of temporary housing expenses. Mr. Potdevin will also receive tax equalization payments for the two tax years ending December 31, 2014 and December 31, 2015 equal to, on an after tax basis, 100% and 70% respectively of the difference between the applicable Canadian and US tax rates.

•	Housing and Living Expenses. We agreed to pay certain housing and living expenses for a limited period of time to certain of our named executive officers in connection with their relocation to Canada.

•
Executive Life and Long-Term Disability Insurance. We provide life and long-term disability insurance to our named executive officers. We believe this is a standard benefit offered to executive-level management by comparable companies.

Employment Agreements and Severance Arrangements
We have entered into employment agreements with each of Mr. Potdevin, Ms. Day, Mr. Currie, Ms. Poseley, Ms. Schweitzer and Ms. Klauberg that provide such individuals with certain severance rights. These agreements were made in order to attract and retain the services of these particular executives. The agreements were the result of negotiations between the parties, which we believe resulted in severance rights that are commercially competitive and typical of the rights afforded to similarly situated executives in other companies of similar size and stage of business life cycle operating in the retail apparel industry.
In each case, the severance payments are contingent on the occurrence of certain termination (or constructive termination) events and require the executive to execute a release of claims in our favor. These severance arrangements are intended to provide the executives with a sense of security in making the commitment to dedicate his or her professional career to our success. These severance rights do not differ based on whether or not we experience a change in control. The specific terms of these arrangements are discussed in detail under the heading “— Agreements with Named Executive Officers.”
We have no current plans to make changes to the employment agreements of our Chief Executive Officer, Chief Financial Officer, Chief Product Officer, Executive Vice President, Retail Operations or Senior Vice President, Brand and Community (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or to levels of benefits and perquisites provided to our executive officers.
Risk Considerations in Determining Compensation
Our Compensation Committee reviewed the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking. Following the risk evaluation, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company.
Tax and Accounting Considerations Affecting Executive Compensation
We structure our compensation program in a manner that is consistent with our compensation philosophy and objectives. However, while it is our Compensation Committee’s general intention to design the components of our executive compensation program in a manner that is tax efficient for both us and our executives, there can be no assurance that our Compensation Committee will always approve compensation that is tax advantageous for us or the executives.
Similarly, we endeavor to design our equity incentive awards conventionally, so that they are accounted for under standards governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards.
Compensation changes for Fiscal 2014
Following its annual review of the target compensation levels of the executive officers and the CEO’s assessment of each officer’s performance and individual contributions, the Compensation Committee increased the base salaries of Mr. Currie, Ms. Poseley and Ms. Schweitzer for 2014. The table below sets forth the base salary set by the Compensation Committee for fiscal 2014 and fiscal 2013 for each of our executive officers included in the summary compensation table in this proxy statement, to whom we refer to as “named executive officers”:

	Fiscal 2014 Base Salary	Fiscal 2013 Base Salary
Name	($)(1)	($)(1)	Increase
Laurent Potdevin(2)	900,000	900,000	n/a
Christine M. Day(3)	n/a	750,000	n/a
John E. Currie	525,000	467,000	12.4%
Tara Poseley	618,000	600,000	3.0%
Delaney Schweitzer	525,000	444,000	18.2%
Laura Klauberg	459,000	459,000	—%
_________

(1)	Mr. Potdevin's salary is in US dollars, while all other salaries are in Canadian dollars.

(2)	Mr. Potdevin commenced employment as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014 and was not eligible for a fiscal 2014 salary increase.

(3)
Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014.

The objectively determined company financial performance goals and objectively determined individual performance goals used in determining fiscal 2014 executive bonuses under our executive bonus plan will be weighted such that 80% of the bonuses will be based on the achievement of company financial performance goals and 20% will be based on the achievement of individual performance goals.
In addition, for fiscal 2014, our equity mix will shift from 75% PSUs and 25% stock options to 60% PSUs and 40% stock options. This mix was selected to place greater emphasis on long-term stock price appreciation while still tying the majority of our long-term incentives to pre-established long-term financial objectives.
Compensation Committee Report
We, the Compensation Committee of the board of directors, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in lululemon’s Annual Report on Form 10-K for the fiscal year ended February 2, 2014.

COMPENSATION COMMITTEE

Thomas G. Stemberg (Chairperson)
RoAnn Costin
Rhoda M. Pitcher

SUMMARY COMPENSATION TABLE
The following table sets forth summary information concerning the compensation of our principal executive officers and principal financial officer and each of our next three most highly compensated executive officers during fiscal 2013. We refer to these persons as our “named executive officers.” The dollar amounts shown are in U.S. dollars. The amounts originally in Canadian dollars were converted to U.S. dollars using the average of the average exchange rates for each fiscal month during the applicable fiscal year. Applying this formula to fiscal 2013, 2012, and 2011, CDN$1.00 was equal to US$0.963, US$1.002, and US$1.010, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Laurent Potdevin, Chief Executive Officer(5)	2013	17,308	1,850,000	2,000,041	—	—	—	3,867,349
	2012	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—
Christine M. Day, Chief Executive Officer(6)	2013	711,138	—	2,230,509	366,253	—	—	3,307,900
	2012	671,779	—	2,076,348	687,686	832,149	11,236	4,279,198
	2011	646,771	—	1,416,750	588,250	951,789	—	3,603,560
John E. Currie, Chief Financial Officer(7)	2013	446,462	96,300	632,692	219,381	—	—	1,394,835
	2012	443,162	—	587,546	194,720	411,451	—	1,636,879
	2011	428,461	—	425,025	176,475	472,234	—	1,502,195
Tara Poseley, Chief Product Officer(8)	2013	126,923	300,000	483,877	501,025	—	—	1,411,825
	2012	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—
Delaney Schweitzer, Executive Vice President, Retail Operations(7)	2013	423,646	96,300	632,692	219,381	—	—	1,372,019
	2012	372,225	—	587,546	194,720	351,352	—	1,505,843
	2011	321,832	—	425,025	176,475	367,903	—	1,291,235
Laura Klauberg, Senior Vice President, Brand and Community(9)	2013	439,943	—	422,005	146,254	—	—	1,008,202
	2012	334,236	200,000	786,114	192,371	330,519	41,702	1,884,942
	2011	—	—	—	—	—	—	—
_________

(1)
This column reflects the grant date fair value of restricted shares and performance-based restricted stock units granted. See the “Grants of Plan-Based Awards Table” for information on restricted shares and performance-based restricted stock units granted to our named executive officers in fiscal 2013. These amounts reflect the grant date fair value of the awards at target, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2014 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(2)
This column reflects the grant date fair value of stock options granted. See the “Grants of Plan-Based Awards Table” for information on stock options granted to our named executive officers in fiscal 2013. These amounts reflect the grant date fair value of the awards, and do not correspond to the actual value that will be realized by the executive officer. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2014 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(3)	Non-Equity Incentive Plan Compensation includes the annual cash incentive paid in early fiscal 2014 under the executive bonus plan for fiscal 2013.

(4)
For fiscal 2013, the aggregate of all perquisites and other personal benefits for each respective named executive officer was less than $10,000. For fiscal 2012, all other compensation consists of (a) personal tax preparation fees paid on behalf of Ms. Day of $11,236, and (b) residency and moving related expenses paid on behalf of Ms. Klauberg of $41,702. The aggregate of all perquisites and other personal benefits for each of the other respective named executive officers was less than $10,000. For fiscal 2011, the aggregate of all perquisites and other personal benefits for each respective named executive officer was less than $10,000.

(5)
Mr. Potdevin commenced employment as our Chief Executive Officer and as a member of our board of directors effective January 20, 2014. Mr. Potdevin received a signing bonus of $200,000 and a retention bonus of $1,650,000 in fiscal 2013. Mr. Potdevin will reimburse us for the retention bonus on a pro-rata basis in the event he voluntarily resigns his position as Chief Executive Officer within 24 months from his start date.

(6)
Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014. All unvested equity awards were forfeited on February 2, 2014, and she had 90 days after that date to exercise her vested options.

(7)
A discretionary bonus in the amount of CDN$100,000 to each of Mr. Currie and Ms. Schweitzer was approved in February 2014 in recognition of their performance of additional duties during our Chief Executive Officer transition period.

(8)
Ms. Poseley commenced employment as our Chief Product Officer in November 2013. Ms. Poseley received a retention bonus of $300,000 in fiscal 2013. Ms. Poseley will reimburse us for the retention bonus in full in the event she voluntarily resigns her position within 12 months of her start date.

(9)	Ms. Klauberg was hired to the position of Senior Vice President, Brand and Community in April 2012. Ms. Klauberg received a signing bonus of $200,000 in fiscal 2012.

2013 GRANTS OF PLAN-BASED AWARDS
The following table sets forth each plan-based award made to a named executive officer in fiscal 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Type of Award	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Laurent Potdevin(6)	Restricted Shares	1/20/2014	—	—	—	—	—	—	42,115	—	—	2,000,041
Christine M. Day(7)	Stock Option	3/25/2013	—	—	—	—	—	—	—	11,785	63.08	366,253
	Performance-Based Restricted Stock Unit	3/25/2013	—	—	—	17,680	35,360	53,040	—	—	—	2,230,509
	Annual Cash Incentive Plan	3/13/2013	562,500	1,125,000	2,250,000	—	—	—	—	—	—	—
John E. Currie	Stock Option	3/25/2013	—	—	—	—	—	—	—	3,345	63.08	103,955
	Stock Option	9/16/2013	—	—	—	—	—	—	—	3,345	70.04	115,425
	Performance-Based Restricted Stock Unit	3/25/2013	—	—	—	5,015	10,030	15,045	—	—	—	632,692
	Annual Cash Incentive Plan	3/13/2013	175,125	350,250	700,500	—	—	—	—	—	—	—
Tara Poseley(8)	Stock Option	12/16/2013	—	—	—	—	—	—	—	17,570	57.88	501,025
	Performance-Based Restricted Stock Unit	12/16/2013	—	—	—	4,180	8,360	12,540	—	—	—	483,877
	Annual Cash Incentive Plan	11/11/2013	225,000	450,000	900,000	—	—	—	—	—	—	—
Delaney Schweitzer	Stock Option	3/25/2013	—	—	—	—	—	—	—	3,345	63.08	103,955
	Stock Option	9/16/2013	—	—	—	—	—	—	—	3,345	70.04	115,425
	Performance-Based Restricted Stock Unit	3/25/2013	—	—	—	5,015	10,030	15,045	—	—	—	632,692
	Annual Cash Incentive Plan	3/13/2013	166,500	333,000	666,000	—	—	—	—	—	—	—
Laura Klauberg	Stock Option	3/25/2013	—	—	—	—	—	—	—	2,230	63.08	69,304
	Stock Option	9/16/2013	—	—	—	—	—	—	—	2,230	70.04	76,950
	Performance-Based Restricted Stock Unit	3/25/2013	—	—	—	3,345	6,690	10,035	—	—	—	422,005
	Annual Cash Incentive Plan	3/13/2013	172,125	344,250	688,500	—	—	—	—	—	—	—
__________

(1)	This column reflects the annual cash incentives available to our executive officers under our executive bonus plan (in Canadian dollars).

(2)	The above granted performance-based restricted stock units vest based on achievement of performance goals over a three year performance period.

(3)	The above granted restricted shares vest in 1/3 installments on the three anniversary dates following the grant date.

(4)	The above granted stock options will vest in 25% installments on the four anniversary dates following the grant date.

(5)
This column reflects the grant date fair value in U.S. dollars of the award granted at target in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2014 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(6)	Mr. Potdevin commenced employment as our Chief Executive Officer and as a member of our board of directors effective January 20, 2014.

(7)
Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014. All unvested equity awards were forfeited on February 2, 2014, and she had 90 days after that date to exercise her vested options.

(8)	Ms. Poseley commenced employment with lululemon on November 11, 2013 so any payment under the Non-Equity Incentive Plan Award would be pro-rated for fiscal 2013.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following tables set forth unexercised stock options and equity incentive plan awards that have not yet vested for each named executive officer outstanding as of the fiscal year ended February 2, 2014.

	Outstanding Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Christine M. Day(2)	01/07/2010	20,834	—	16.16	05/03/2014
	01/07/2011	20,832	—	33.50	05/03/2014
	03/26/2012	2,300	—	75.23	05/03/2014
	09/11/2012	2,300	—	76.49	05/03/2014
John E. Currie	03/30/2009	20,000	—	4.14	03/30/2016
	09/14/2009	10,000	—	11.75	09/14/2019
	03/29/2010	2,200	1,100	20.61	03/29/2017
	09/13/2010	3,300	1,100	21.33	09/13/2017
	03/18/2011	1,875	1,875	37.78	03/18/2018
	09/13/2011	1,875	1,875	57.25	09/13/2018
	03/26/2012	651	1,954	75.23	03/26/2019
	09/11/2012	651	1,954	76.49	09/11/2019
	03/25/2013	—	3,345	63.08	03/25/2020
	09/16/2013	—	3,345	70.04	09/16/2020
Tara Poseley	12/16/2013	—	17,570	57.88	12/16/2020
Delaney Schweitzer	09/14/2009	20,000	—	11.75	09/14/2019
	03/29/2010	—	2,500	20.61	03/29/2017
	09/13/2010	—	2,500	21.33	09/13/2017
	03/18/2011	1,875	1,875	37.78	03/18/2018
	09/13/2011	—	1,875	57.25	09/13/2018
	03/26/2012	651	1,954	75.23	03/26/2019
	09/11/2012	651	1,954	76.49	09/11/2019
	03/25/2013	—	3,345	63.08	03/25/2020
	09/16/2013	—	3,345	70.04	09/16/2020
Laura Klauberg	04/16/2012	651	1,954	73.40	04/16/2019
	09/11/2012	651	1,954	76.49	09/11/2019
	03/25/2013	—	2,230	63.08	03/25/2020
	09/16/2013	—	2,230	70.04	09/16/2020
_________

(1)	The above noted stock options vest in 25% installments on the four anniversary dates following the grant date.

(2)
Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014. All unvested equity awards were forfeited on February 2, 2014, and she had 90 days after that date to exercise her vested options.

	Outstanding Stock Awards
		Time-Based Vesting Awards		Performance-Based Vesting Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Laurent Potdevin	01/20/2014	42,115	2,000,041	—	—
John E. Currie	03/18/2011	—	—	11,250	514,013
	03/26/2012	—	—	7,810	356,839
	03/25/2013	—	—	10,030	458,271
Tara Poseley	12/16/2013	—	—	8,360	381,968
Delaney Schweitzer	03/18/2011	—	—	11,250	514,013
	03/26/2012	—	—	7,810	356,839
	03/25/2013	—	—	10,030	458,271
Laura Klauberg	04/16/2012	—	—	10,710	489,340
	03/25/2013	—	—	6,690	305,666
_________

(1)
The above noted performance-based restricted stock units noted above vest based on a three year performance period. The restricted shares vest in 1/3 installments on the three anniversary dates following the grant date.

(2)	The market value of the restricted share awards is based on the fair market value on the grant date.

(3)
The aggregate dollar value of the performance-based restricted stock units is shown at target payout value based on $45.69 per share, the fair market value on January 31, 2014, the last trading day of our 2013 fiscal year.

2013 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding stock options exercised by our named executive officers during fiscal 2013 and the performance-based restricted stock units that vested and the value realized upon vesting by our named executive officers during fiscal 2013. Stock option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value realized is calculated by multiplying the number of shares shown in the table by the closing price of our stock on the date the stock awards vested.

		Option Awards		Stock Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Laurent Potdevin	—	—	—	—	—
Christine M. Day(2)	10/01/2008	41,668	2,213,821	—	—
	01/07/2009	41,668	2,537,998	—	—
	03/30/2009	200,000	12,347,005	—	—
	09/14/2009	70,000	3,921,750	—	—
	01/07/2010	20,834	994,719	—	—
	03/29/2010	7,500	332,550	—	—
	09/13/2010	7,500	345,563	—	—
	01/07/2011	41,666	1,292,229	—	—
	03/18/2011	6,250	163,563	—	—
	09/13/2011	6,250	71,406	—	—
	03/29/2010	—	—	45,000	2,805,750
John E. Currie	09/14/2009	10,000	632,500	—	—
	03/29/2010	—	—	19,800	1,234,530
Tara Poseley	—	—	—	—	—
Delaney Schweitzer	12/27/2006	19,534	1,441,932	—	—
	03/29/2010	7,500	400,477	—	—
	09/13/2010	7,500	394,315	—	—
	09/13/2011	1,875	30,929	—	—
	03/29/2010	—	—	18,000	1,122,300
Laura Klauberg	—	—	—	—	—
_________

(1)	This represents the total number of shares acquired on the vesting of the stock awards. The shares were issued to the officers on a net basis as we withheld shares to cover taxes.

(2)
Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014.

Agreements with Named Executive Officers
Laurent Potdevin
On December 1, 2013, we entered into an Executive Employment Agreement with our current Chief Executive Officer, Laurent Potdevin. Under the terms of his employment agreement, Mr. Potdevin received an initial annual base salary of USD $900,000. Under the terms of his employment agreement, Mr. Potdevin is also eligible to receive an annual target performance bonus of 150% of his base salary for the applicable fiscal year, if specified financial performance and individual performance goals are met for that year. Pursuant to the terms of his employment agreement, we granted Mr. Potdevin 42,115 restricted shares, which vest in 1/3 installments on the three anniversary dates following the grant date of January 20, 2014. Mr. Potdevin also received a signing bonus of $200,000 and a retention bonus of $1,650,000 as part of his employment agreement. Mr. Potdevin will reimburse us for the retention bonus on a pro-rata basis in the event he voluntarily resigns his position as Chief Executive Officer within 24 months from his start date.
Mr. Potdevin agrees to serve as a director of lululemon and its affiliates, and will not be entitled to additional compensation for such positions. Upon the termination of his employment agreement for any reason, Mr. Potdevin agrees to resign from all such director positions. Mr. Potdevin further covenants that, while he is still employed by us, he will not serve as a director of more than two entities that are unrelated to lululemon, and agrees to obtain the advance consent of our board of directors prior to commencing any such service for an unrelated entity.
We will reimburse Mr. Potdevin for all reasonable out-of-pocket business-related expenses and he is entitled to participate in the employee benefit and fringe benefit arrangements generally available to our senior executive employees. We also agreed to reimburse Mr. Potdevin for his reasonable moving and relocation expenses incurred, and will remit up to 45.8% of the tax due to the Canada Revenue Agency (or comparable US Agency) on the relocation benefits on behalf of Mr. Potdevin, which amount shall itself be grossed-up to account for any taxes associated with the grossed up amount. Mr. Potdevin will reimburse us for the relocation benefits in the event he resigns or is terminated for cause within 24 months following his start date. We also agreed to assist Mr. Potdevin with his tax filings in Canada and the United States for the 2014 and 2015 tax filing years. With respect to the tax years ending December 31, 2014 and 2015, respectively, we agreed to tax equalize the payments for Mr. Potdevin's base salary and bonus, according to the terms set out in his employment agreement.
Mr. Potdevin’s employment may be terminated by Mr. Potdevin or by us at any time, with or without cause. In the event Mr. Potdevin voluntarily resigns or we terminate his employment for cause, he will receive only his accrued base salary then in effect and benefits earned and payable as of the date of termination. In the event we terminate Mr. Potdevin without cause or for good reason, and subject to his compliance with the surviving terms of his employment agreement and execution of a full release, he will be entitled to a minimum of 18 months of base salary.
For purposes of Mr. Potdevin’s employment agreement with us, termination “for cause” includes any of the following conduct by, or authorized or permitted by, Mr. Potdevin:

•	violation of any contractual or common law duty to the company;

•	Mr. Potdevin’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude;

•
acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Mr. Potdevin with respect to Mr. Potdevin’s obligations under his employment agreement or otherwise relating to the business of company;

•	Mr. Potdevins’s material breach of his employment agreement; or

•
Mr. Potdevin's failure to relocate his primary residence to the Vancouver, British Columbia, area within 120 days after a Canadian work permit and all other necessary authorizations and approvals to work in Canada are granted.

In the event of any of the foregoing, Mr. Potdevin will have 15 days from receipt of written notice from us to cure the issue, if curable, which notice shall specifically identify the applicable cause and how it shall be cured, and failure to timely effect such cure shall entitle us to terminate Mr. Potdevin's employment for cause.
Christine M. Day
On August 1, 2008, we entered into an Executive Employment Agreement with Christine M. Day, our then current Chief Executive Officer. Under the terms of her employment agreement, Ms. Day received an initial annual base salary of CDN$550,000, which was subsequently adjusted to CDN$750,000 for fiscal 2013. Under the terms of her employment agreement, Ms. Day was also eligible to receive an annual target performance bonus of 100% of her base salary for the applicable fiscal year, if specified financial performance and individual performance goals are met for that year, which was subsequently adjusted to 150% for fiscal 2013. Pursuant to the terms of her employment agreement, we granted Ms. Day options to purchase 250,000 shares of our common stock in connection with her appointment to the position of Chief Executive Officer, 83,333 of which were granted on August 1, 2008, 83,333 of which were granted on September 2, 2008 and 83,334 of which were granted on October 1, 2008. Additionally, Ms. Day retained the right to receive those stock options that we previously agreed to grant to her under the terms of a prior agreement, which included an option to purchase 125,000 shares of our common stock in connection with her initial hire granted on January 18, 2008, an option to purchase 41,667 shares of our common stock granted on January 7, 2009, an option to purchase 41,667 shares of our common stock granted on January 7, 2010, and an option to purchase 41,666 shares of our common stock granted on January 7, 2011. All options have an exercise price equal to the fair market value of our common stock on the date of grant and vested 25% per year for four years on each anniversary of the effective grant date of the option. Ms. Day resigned her position as our Chief Executive Officer as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014.
We reimbursed Ms. Day for all reasonable out-of-pocket business-related expenses and she was entitled to participate in the employee benefit and fringe benefit arrangements generally available to our senior executive employees. Additionally, we provided Ms. Day with benefit coverage for her dependents up to a maximum amount of US$12,000, and also reimbursed Ms. Day for the cost of supplemental term life insurance up to a maximum amount of US$17,500 per year.
Ms. Day is also obligated to maintain the confidentiality of our proprietary information. In addition, Ms. Day agreed that all rights to our proprietary information and intellectual property are and will remain our sole and exclusive property.

John E. Currie
On March 24, 2010 we entered into an Executive Employment Agreement with our current Chief Financial Officer, John E. Currie, amending the terms of Mr. Currie’s employment with us. The employment agreement supersedes and replaces in its entirety Mr. Currie’s prior offer letter with us, dated December 20, 2006. We amended the employment agreement in 2012 to revise certain provisions regarding severance payments.
Under the terms of the employment agreement, Mr. Currie received an initial annual base salary of CDN$400,000, which was subsequently adjusted to CDN$467,000 for fiscal 2013. Mr. Currie is eligible to receive an annual target performance bonus under our executive bonus plan of 75% of his base salary, provided that specified corporate and individual performance goals are met for that year. Mr. Currie will receive four weeks of paid vacation each year. Under the previous offer letter dated December 20, 2006 we granted Mr. Currie options to purchase 357,335 shares of our common stock at a weighted average exercise price of $0.58 per share to vest 25% per year for four years on each anniversary of grant date of the option. This option grant was not modified under the current employment agreement.
Mr. Currie covenants that he will not serve as a director of more than two entities that are unrelated to the company, and agrees to obtain the advance consent of our Chief Executive Officer prior to commencing any such service for an unrelated entity.
We will reimburse Mr. Currie for all reasonable out-of-pocket expenses and he is entitled to participate in the employee benefit and fringe benefit arrangements generally available to our senior executive employees.
Mr. Currie’s employment may be terminated by Mr. Currie or by us at any time, with or without cause. In the event Mr. Currie’s employment is terminated by us without cause or due to Mr. Currie’s permanent disability, and subject to his compliance with the surviving terms of a non-compete, non-solicitation and non-disparagement agreement, he will be entitled to receive an amount equal to (i) any termination or severance pay required under the laws of British Columbia, and (ii) his base salary for the 15-month period following such termination date, less any payments made pursuant to clause (i). Mr. Currie also agrees that, during the 12-month period following his termination, he will not compete with the company or solicit for employment any company employee.
Tara Poseley
On October 15, 2013, we entered into an Executive Employment Agreement with our current Chief Product Officer, Tara Poseley. Under the terms of her employment agreement, Ms. Poseley received an initial annual base salary of USD$600,000 before her relocation to Vancouver, Canada, and CDN$600,000 after. Under the terms of her employment agreement, Ms. Poseley is also eligible to receive an annual target performance bonus of 75% of her base salary for the applicable fiscal year, if specified financial performance and individual performance goals are met for that year. Pursuant to the terms of her employment agreement, we granted Ms. Poseley a retention bonus of USD $300,000 as part of her employment agreement. Ms. Poseley will reimburse us for the retention bonus in full in the event she voluntarily resigns her position or is terminated with cause within 12 months of her start date. Upon any termination of her employment under her employment agreement, Ms. Poseley will be deemed to have resigned as a director and officer of all affiliates of lululemon agrees to resign from all such director positions.
We will reimburse Ms. Poseley for all reasonable out-of-pocket business-related expenses and she is entitled to participate in the employee benefit and fringe benefit arrangements generally available to our senior executive employees. We also agreed to reimburse Ms. Poseley for her reasonable moving and relocation expenses incurred, and will remit up to 43.7% of the tax due to the Canada Revenue Agency (or comparable US Agency) on the relocation benefits on behalf of Ms. Poseley, which amount shall itself be grossed-up to account for any taxes associated with the grossed up amount. Ms. Poseley will reimburse us for the relocation benefits in the event she resigns or is terminated for cause within 12 months following her start date. We also agreed to assist Ms. Poseley with her tax filings in Canada and the United States for the 2013 and 2014 tax filing years.
Ms. Poseley’s employment may be terminated by Ms. Poseley or by us at any time, with or without cause. In the event Ms. Poseley voluntarily resigns or we terminate her employment for cause, she will receive only her accrued base salary then in effect and benefits earned and payable as of the date of termination. In the event we terminate Ms. Poseley without cause, for constructive dismissal, or her employment terminates due to her disability, and subject to her compliance with the surviving terms of her employment agreement and execution of a full release, she will be entitled to a minimum of 15 months of base salary.
For purposes of Ms. Poseley’s employment agreement with us, termination “for cause” includes any of the following conduct by, or authorized or permitted by, Ms. Poseley:

•	violation of any contractual or common law duty to the company;

•	Ms. Poseley’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude;

•
acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Ms. Poseley with respect to Ms. Poseley’s obligations under her employment agreement or otherwise relating to the business of company;

•	Ms. Poseley’s material breach of her employment agreement; or

•
Ms. Poseley's failure to relocate her primary residence to the Vancouver, British Columbia, area within 120 days after a Canadian work permit and all other necessary authorizations and approvals to work in Canada are granted.

In the event of any of the foregoing, Ms. Poseley will have 15 days from receipt of written notice from the company to cure the issue, if curable, which notice shall specifically identify the applicable cause and how it shall be cured, and failure to timely effect such cure shall entitle the company to terminate Ms. Poseley's employment for cause.
Delaney Schweitzer
On March 24, 2010, we entered into an Executive Employment Agreement with our current Executive Vice President, Retail Operations, Delaney Schweitzer, amending the terms of Ms. Schweitzer’s employment with us. The employment agreement supersedes and replaces in its entirety Ms. Schweitzer’s prior offer letter with us, dated May 6, 2008.
Under the terms of the employment agreement, Ms. Schweitzer received an initial annual base salary of CDN$250,000, which was subsequently adjusted to CDN$444,000 for fiscal 2013. Ms. Schweitzer is eligible to receive an annual target performance bonus under our executive bonus plan of 75% of her base salary, provided that specified corporate and individual performance goals are met for that year. Ms. Schweitzer will receive four weeks of paid vacation each year.
Ms. Schweitzer covenants that she will not serve as a director of more than one entity that is unrelated to the company, and agrees to obtain the advance consent of our Chief Executive Officer prior to commencing any such service for an unrelated entity.
We will reimburse Ms. Schweitzer for all reasonable out-of-pocket expenses and she is entitled to participate in the employee benefit and fringe benefit arrangements generally available to our senior executive employees.
Ms. Schweitzer’s employment may be terminated by Ms. Schweitzer or by us at any time, with or without cause. In the event Ms. Schweitzer’s employment is terminated by us without cause or due to Ms. Schweitzer’s permanent disability, and subject to her compliance with the surviving terms of a non-compete, non-solicitation and non-disparagement agreement, she will be entitled to receive an amount equal to her base salary for the 15-month period following such termination date. Ms. Schweitzer also agrees that during the 12-month period following her termination, she will not compete with the company or solicit for employment any company employee.
Laura Klauberg
On April 16, 2012, we extended an employment offer letter to Laura Klauberg, our Senior Vice President, Brand and Community. Ms. Klauberg received an initial annual base salary of CDN$445,000 for fiscal 2012, which was subsequently adjusted to CDN$459,000 for fiscal 2013. Ms. Klauberg is also eligible to receive an annual target performance bonus of 75% of her base salary for the applicable fiscal year, if specified performance goals, as determined by our board of directors or Compensation Committee, are met for that year.
We also agreed to reimburse Ms. Klauberg for her reasonable moving and relocation expenses incurred, up to CDN$21,000 and for her temporary living expenses for up to three months following the effective date of the agreement, at a maximum amount of CDN$2,500 per month. We also agreed to assist Ms. Klauberg with her tax filings in the United States and Canada for the 2012 tax filing year. Ms. Klauberg is entitled to participate in health insurance, term life insurance, long-term disability insurance and other employee benefit arrangements generally available to our employees.
Ms. Klauberg’s employment may be terminated by Ms. Klauberg or by us at any time, with or without cause. In the event Ms. Klauberg’s employment is terminated by us without cause or due to Ms. Klauberg’s permanent disability, and subject to her compliance with the surviving terms of a non-compete, non-solicitation and non-disparagement agreement, she will be entitled to receive an amount equal to her base salary for the 12-month period following such termination date.
Potential Post-Employment Payments
We do not have a pre-defined involuntary termination severance plan or policy for employees, including our named executive officers. Our practice in an involuntary termination situation may include the following non-equity benefits:

•	salary continuation dependent on the business reason for the termination;

•	lump-sum payment based on job level and years of service with lululemon;

•	paid health care coverage and COBRA payments for a limited time; and

•	outplacement services.

The following table summarizes the terms that our current equity incentive plan and standard form of award agreements establish for how stock options, performance-based restricted stock units and restricted shares would be treated in the event of termination of employment for cause, retirement, death, disability, and other termination and upon a change in control.
Summary of the Treatment of Equity Awards Upon Termination of Employment and Change in Control

Termination Scenario	Stock Options	Performance-Based Restricted Stock Units (PSUs)	Restricted Shares
Cause	All options immediately expire.	All PSUs are immediately forfeited.	All unvested shares of restricted stock are immediately forfeited.
Retirement (meaning an individual’s termination of service (other than for cause) after the earlier of his or her completion of 25 years of service or the date on which he or she reaches at least the age of 55 and has completed at least ten years of service)

Stock options granted before September 2012 may be exercised within 90 days, to the extent they were exercisable at the time of termination.

All unvested stock options granted in September 2012 or later will continue to vest for twelve months following the date of termination and may be exercised within the earlier of three years from the date of termination or the regular expiry date.

PSUs granted before September 2012 are immediately forfeited.

For PSUs granted in September 2012 or later, on the PSU vesting date, the number of PSUs that vest is equal to the number of PSUs that would have become vested if no termination had occurred, multiplied by a percentage equal to the number of full months of such participant’s service during the performance period to the total number of full months contained in the performance period.
All unvested shares of restricted stock are immediately forfeited.
Death
Stock options granted before September 2012 may be exercised within 12 months, to the extent they were exercisable at the time of death.

Stock options granted in September 2012 or later fully vest upon death and may be exercised within the earlier of 12 months or the regular expiry date.

For PSUs granted before September 2012, on the PSU vesting date, the number of PSUs that vest is equal to the number of PSUs that would have become vested if no termination of service had occurred.

For PSUs granted in September 2012 or later, the target number of PSUs granted fully vest and payout at target as soon as practicable.
All unvested shares of restricted stock become fully vested.
Disability	All options may be exercised within 12 months to the extent they were exercisable at the time of termination.	On the PSU vesting date, a number of PSUs become fully vested equal to the number of PSUs that would have become vested if no termination had occurred.	All unvested shares of restricted stock become fully vested.

Termination Scenario	Stock Options	Performance-Based Restricted Stock Units (PSUs)	Restricted Shares
Other Termination	All options may be exercised within 90 days to the extent they were exercisable at the time of termination.
In the event of the participant’s voluntary termination, all PSUs are immediately forfeited.

In the event of termination without cause for PSUs granted before September 2012, on the PSU vesting date, the number of PSUs that become fully vested is equal to the number of PSUs that would have become vested if no termination had occurred, multiplied by a percentage equal to the number of full months of such participant’s service during the performance period to the total number of full months contained in the performance period.

In the event of termination without cause more than 12 months before the end of the performance period, all PSUs granted from September 2012 onward are immediately forfeited.

In the event of termination without cause within 12 months of the end of the performance period for PSUs granted from September 2012 onward, on the PSU vesting date the number of PSUs that become fully vested is equal to the number of PSUs that would have become vested if no termination had occurred, multiplied by a percentage equal to the number of full months of such participant’s service during the performance period to the total number of full months contained in the performance period.
All unvested shares of restricted stock are immediately forfeited.
Change in Control	Board has discretion to determine effect of change in control.
If not assumed or substituted for, 100% of the target number of PSUs become fully vested as of the date of the change in control.

If participant’s service is terminated without cause or for good reason within two years following change in control, 100% of the target number of PSUs become fully vested as of the date of such termination.
Board has discretion to determine effect of change in control on unvested shares of restricted stock.

Potential Payments upon Termination of Employment and Change in Control
The following table sets forth the payments and benefits that would be due to each of our named executive officers upon the termination of his or her employment and upon a change in control. Except in the case of Ms. Day, who resigned as our Chief Executive Officer effective as of January 20, 2014 and who ceased being an employee as of February 2, 2014, the amounts provided in the table below assumes that each termination was effective as of February 2, 2014 (the last day of our fiscal year) and are merely illustrative of the impact of hypothetical events, based on the terms of arrangements then in effect. The amounts to be payable upon an actual termination of employment can only be determined at the time of such event, based on the facts and circumstances then prevailing. Under the terms of our 2007 Equity Incentive Plan, the Board may, in its sole and absolute discretion, take a number of actions with respect to outstanding equity awards in connection with a change in control, including the acceleration of the unvested portion of equity awards or the cancellation of such outstanding awards in exchange for substitute awards. For the purpose of the table below, except in the case of Ms. Day, we have assumed that in the case of termination of service in connection with a change in control, the executive would be involuntarily terminated without cause, the Board would elect to accelerate the unvested portion of the outstanding stock options and unvested shares of restricted stock, and outstanding performance-based restricted stock units would not be assumed or exchanged for substitute awards. Our agreements with these executives do not contain tax gross-up provisions. In the case of Ms. Day, the amounts provided in the table below reflect the actual amounts paid upon termination of her employment as of February 2, 2014.

Name	Termination Scenario	Severance ($)(1)	Equity Awards ($)(2)(3)(4)	Total ($)
Laurent Potdevin	Cause	—	—	—
	Retirement	—	—	—
	Death	—	1,924,234	1,924,234
	Disability	1,350,000	1,924,234	3,274,234
	Change in Control	1,350,000	1,924,234	3,274,234
	Involuntary (without cause)	1,350,000	—	1,350,000
	Voluntary	—	—	—
Christine Day	Voluntary	—	869,274	869,274
John Currie	Cause	—	—	—
	Retirement	—	1,473,569	1,473,569
	Death	—	2,649,934	2,649,934
	Disability	562,151	2,649,934	3,212,085
	Change in Control	562,151	2,719,155	3,281,306
	Involuntary (without cause)	562,151	2,072,717	2,634,868
	Voluntary	—	1,320,812	1,320,812
Tara Poseley	Cause	—	—	—
	Retirement	—	21,220	21,220
	Death	—	381,968	381,968
	Disability	722,250	381,968	1,104,218
	Change in Control	722,250	381,968	1,104,218
	Involuntary (without cause)	722,250	—	722,250
	Voluntary	—	—	—
Delaney Schweitzer	Cause	—	—	—
	Retirement	—	970,001	970,001
	Death	—	2,146,366	2,146,366
	Disability	534,465	2,146,366	2,680,831
	Change in Control	534,465	2,161,197	2,695,662
	Involuntary (without cause)	534,465	1,569,149	2,103,614
	Voluntary	—	817,244	817,244
Laura Klauberg	Cause	—	—	—
	Retirement	—	101,889	101,889
	Death	—	795,006	795,006
	Disability	442,017	795,006	1,237,023
	Change in Control	442,017	795,006	1,237,023
	Involuntary (without cause)	442,017	285,448	727,465
	Voluntary	—	—	—
_________

(1)
The dollar amounts shown are in U.S. dollars. The amounts originally in Canadian dollars were converted using the average of the average exchange rates for each fiscal month during fiscal 2013. Applying this formula to fiscal 2013, CDN$1.00 was equal to US$0.963.

(2)	Amounts include the intrinsic value of 12 months of acceleration of vesting of stock options for the retirement termination scenario.

(3)
Amounts related to the retirement, death, disability, involuntary termination in connection with a change in control and involuntary termination without cause are based on the intrinsic value of unvested equity awards that would have become vested on February 2, 2014 based on the fair market value of the stock on such date.

(4)	The share-based compensation expense recorded for accounting purposes may differ from the intrinsic value as disclosed in this column.

DIRECTOR COMPENSATION
General Description of Director Compensation
Each of our non-employee directors receives compensation for serving on our board of directors. Annual cash compensation is comprised of an annual retainer and fees for each meeting attended based on the following schedule:

Meeting Attendance
In-person Board meeting	$1,000
Telephonic Board meeting	500
Committee meeting	500
Annual Retainer
All directors	50,000
Additional Retainers
Chairman of the Board	50,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,500
Nominating and Governance Committee Chair	10,000
Lead Director	50,000
In addition to the amounts set forth in the table above, each non-employee director annually is entitled to equity compensation consisting of an annual grant of a restricted stock award under our 2007 Equity Incentive Plan, as amended.
In fiscal 2013 each non-employee director was entitled to receive a restricted stock awards having a fair value at the time of grant equal to $110,000, subject to one-year vesting. Equity grants for non-employee directors who joined our board of directors during fiscal 2013 were made on a pro-rata basis.
In an effort to bring director compensation in line with what we believe are competitive practices, the Compensation Committee has recommended for fiscal 2014, and the Board has approved, increases to meeting attendance fees and annual retainer fees for non-employee directors. For fiscal 2014 the meeting attendance fees will be increased to $1,500 for in-person board meetings, $1,000 for telephonic board meetings, and $1,000 for committee meetings. The annual retainer for non-employee directors will be increased to $60,000.
For fiscal 2014, each non-employee director will receive a restricted stock award having a fair value at the time of grant equal to $125,000, subject to one-year vesting. Such annual non-employee director grants will be made at the conclusion of the 2014 Annual Meeting of stockholders if the director is then a member of our board of directors. Stock option grants previously made to directors have historically had a ten or seven year term and an exercise price equal to the fair market value on the date of grant.
The following table sets forth the amount of compensation we paid to each of our non-employee directors for fiscal 2013 for serving on our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert Bensoussan	61,102	105,361	166,463
Michael Casey	135,374	110,007	245,381
RoAnn Costin	59,500	110,007	169,507
William H. Glenn	58,500	109,278	167,778
Martha A.M. Morfitt	99,500	110,007	209,507
Rhoda M. Pitcher	84,000	110,007	194,007
Thomas G. Stemberg	96,049	110,007	206,056
Jerry Stritzke(2)	48,511	36,662	85,173
Emily White	59,000	110,007	169,007
Dennis J. Wilson	145,389	110,007	255,396
_________

(1)
The amounts in this column represent the expense recognized in fiscal 2013 by the company in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2014 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

(2)	Mr. Stritzke resigned as a director in September 2013.

The following table summarizes non-employee director restricted share units granted in fiscal 2013:

Name	Securities Underlying Restricted Stock Awards Granted During Fiscal 2013 (#)	Grant Date Fair Value of Securities Underlying Restricted Stock Awards Granted During Fiscal 2013(1) ($)
Robert Bensoussan	1,711	110,017
Michael Casey	1,711	110,017
RoAnn Costin	1,711	110,017
William H. Glenn	1,711	110,017
Martha A.M. Morfitt	1,711	110,017
Rhoda M. Pitcher	1,711	110,017
Thomas G. Stemberg	1,711	110,017
Emily White	1,711	110,017
Dennis J. Wilson	1,711	110,017
_________

(1)
The amounts in this column represent the grant date fair value of the restricted stock awards granted in fiscal 2013 by the company in accordance with FASB ASC Topic 718. See the notes to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2014 for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values of our equity awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Person Transactions for Fiscal 2013
Other than compensation agreements and other arrangements which are described under “Compensation Discussion and Analysis” and the transactions described below, since February 3, 2013, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties.
Lease of Retail Location Property to Company
0823038 BC Ltd., a company indirectly owned by Mr. Wilson, owns the land and building in which our Victoria, British Columbia store is located. We currently lease the space for our Victoria store from 0823038 BC Ltd. at a monthly rent of CDN$7,292. Unless earlier terminated pursuant to its terms, the lease will continue until June 30, 2017. The total monthly payments due under the lease from February 4, 2013 (the first day of our 2013 fiscal year) through the end of the current lease term are approximately CDN$386,476.
Independent Contract Agreement and Materials License Agreement
We entered a Materials License Agreement and an Independent Contractor Agreement, which commenced on February 1, 2011, with the Conrad Group, Inc., a company owned by Susanne Conrad, Mr. Wilson’s sister-in-law. Under these two agreements, the Conrad Group, Inc. provides certain personal and professional development coaching to our employees, and grants us a license to use certain associated training materials. We made payments totaling $409,275 to the Conrad Group during fiscal 2013 pursuant to these two agreements.
Procedures for Approval of Related Person Transactions
In April 2007, we adopted a written statement of policy with respect to related party transactions, which is administered by our Audit Committee. Under our current related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship between us or any of our subsidiaries and a Related Person not including any transactions involving less than $120,000 when aggregated with all similar transactions for any calendar year, or transactions that have received pre-approval of our Audit Committee. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in such entity.
Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•	Our Audit Committee approves or ratifies such transaction in accordance with the terms of the policy; or

•
the Chairperson of our Audit Committee pre-approves or ratifies such transaction and the amount involved in the transaction is less than $500,000, provided that for the Related Party Transaction to continue it must be approved by our Audit Committee at its next regularly scheduled meeting.

If advance approval of a Related Party Transaction is not feasible, then that Related Party Transaction will be considered and, if our Audit Committee determines it to be appropriate, ratified, at its next regularly scheduled meeting. If we decide to proceed with a Related Party Transaction without advance approval, then the terms of such Related Party Transaction must permit termination by us without further material obligation in the event our Audit Committee ratification is not forthcoming at our Audit Committee’s next regularly scheduled meeting.
Transactions with Related Persons, though not classified as Related Party Transactions by our related party transaction policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
The following table sets forth information concerning the “beneficial ownership” of our common stock as of April 1, 2014 by (i) those persons who we know to beneficially own more than 5% of our outstanding common stock, (ii) our directors, (iii) the “named executive officers” listed in the Summary Compensation Table above, and (iv) all of our current directors and executive officers as a group. “Beneficial ownership” is a concept that takes into account shares that may be acquired within 60 days of April 1, 2014 (such as by exercising vested stock options) and shares as to which the named person has or shares voting or investment power. Information provided for Mr. Wilson, FMR LLC, Capital Research Global Investors, Wellington Management Company, LLP, and Thornburg Investment Management Inc. is based on the latest Schedules 13D or 13G, or Section 16 reports, as applicable, such individual or entity had filed with the SEC as of the date of this proxy statement.

Beneficial Owner(1)	Number of Shares Beneficially Owned (#)	Percent
Dennis J. Wilson(2)	40,215,219	27.7%
FMR LLC(3)	17,283,483	11.9%
82 Devonshire Street
Boston, MA 02109
Capital Research Global Investors(4)	12,702,197	8.7%
333 South Hope Street
Los Angeles, CA 90071
Thornburg Investment Management Inc.(5)	11,586,310	8.0%
2300 North Ridgetop Road
Santa Fe, NM 87506
Wellington Management Company, LLP(6)	8,895,471	6.1%
280 Congress St.
Boston, MA 02210
Laurent Potdevin(7)	42,115	*
Robert T. Bensoussan	2,291	*
Michael Casey(8)	43,653	*
RoAnn Costin(9)	51,137	*
William H. Glenn	2,581	*
Martha A.M. Morfitt(10)	77,275	*
Rhoda M. Pitcher(11)	50,570	*
Thomas G. Stemberg(12)	34,307	*
Jerry Stritzke	3,451	*
Emily White(13)	5,266	*
John E. Currie(14)	74,371	*
Tara Poseley	—	*
Delaney Schweitzer(15)	47,383	*
Laura Klauberg(16)	651	*
Christine M. Day(17)	15,016	*
Directors and executive officers as a group (16 persons)(2);(7)-(18)	40,665,286	28.0%
_________
* Less than 1%.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o lululemon athletica inc., at 1818 Cornwall Avenue, Vancouver, British Columbia V6J 1C7. Percentages are calculated on the basis of 145,434,570 shares of our common stock outstanding as of April 1, 2014, provided that any additional shares of our common stock that a stockholder has the right to acquire within 60 days of April 1, 2014 were deemed to be outstanding for purposes of calculating the stockholder’s percentage beneficial ownership.

(2)
Based on a Schedule 13G filed by Mr. Wilson with the SEC on February 14, 2014. Includes 29,520,956 shares of our common stock issuable upon the exchange of exchangeable shares of Lulu Canadian Holding, Inc. held by Mr. Wilson; 268,984 shares of our common stock issuable upon the exchange of exchangeable shares of Lulu Canadian Holding, Inc. held by Mr. Wilson’s wife;

10,328,858 shares of our common stock held by LIPO Investments (USA), Inc., an entity which Mr. Wilson controls; 91,760 shares of our common stock issuable upon the exchange of exchangeable shares of Lulu Canadian Holding, Inc. held by Five Boys Investments ULC, an entity which Mr. Wilson controls; and 4,661 shares of our common stock issued or issuable within 60 days of April 1, 2014 pursuant to options and/or restricted stock awards held by Mr. Wilson. Lulu Canadian Holding, Inc. is our indirect wholly owned subsidiary. Exchangeable shares of Lulu Canadian Holding, Inc. may be exchanged on a one-for-one basis for shares of our common stock.

(3)
Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2014. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, Fidelity Growth Company Fund, and Edward C. Johnson 3d, may each be deemed to beneficially own the shares held by FMR LLC.

(4)	Based on a Schedule 13G/A filed by Capital Research Global Investors with the SEC on February 10, 2014.

(5)	Based on a Schedule 13G filed by Thornburg Investment Management Inc. with the SEC on April 8, 2013.

(6)	Based on a Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 14, 2014.

(7)	Shares of common stock issued or issuable within 60 days of April 1, 2014 pursuant to options and/or restricted stock awards held by Mr. Potdevin.

(8)	Includes 40,202 shares of our common stock issuable upon exercise of options held by Mr. Casey that may be exercised within 60 days of April 1, 2014.

(9)	Includes 25,300 shares of our common stock issuable upon exercise of options held by Ms. Costin that may be exercised within 60 days of April 1, 2014.

(10)	Includes 7,214 shares of our common stock issuable upon exercise of options held by Ms. Morfitt that may be exercised within 60 days of April 1, 2014.

(11)	Includes 7,214 shares of our common stock issuable upon exercise of options held by Ms. Pitcher that may be exercised within 60 days of April 1, 2014.

(12)
Includes 14,510 shares of our common stock issuable upon exercise of options held by Mr. Stemberg that may be exercised within 60 days of April 1, 2014 and 1,860 shares owned in trust and received by such trust in a distribution made on a pro rata basis from Highland Entrepreneurs’ Fund VI, Limited Partnership and from Highland Management Partners VI Limited Partnership for no consideration in a transaction exempt under Rule 16a-9(a).

(13)	Includes 1,214 shares of our common stock issuable upon exercise of options held by Ms. White that may be exercised within 60 days of April 1, 2014.

(14)	Includes 44,078 shares of our common stock issuable upon exercise of options held by Mr. Currie that may be exercised within 60 days of April 1, 2014.

(15)	Includes 28,103 shares of our common stock issuable upon exercise of options held by Ms. Schweitzer that may be exercised within 60 days of April 1, 2014.

(16)	Includes 2,512 shares of our common stock issuable upon exercise of options held by Ms. Klauberg that may be exercised within 60 days of April 1, 2014.

(17)
Includes 4,600 shares of our common stock issuable upon exercise of options held by Ms. Day that may be exercised within 60 days of April 1, 2014. Ms. Day resigned as our Chief Executive Officer and as a member of our board of directors effective as of January 20, 2014, and continued as an employee in an advisory capacity through February 2, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.
Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with for fiscal 2013, except that Christine Day filed one late report with respect to three transactions and Tara Poseley filed one late report with respect to two transactions.

TRANSACTION OF OTHER BUSINESS
At the date of this proxy statement, the Board knows of no other business that will be conducted at the 2014 Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS
Stockholder proposals to be included in our proxy statement for our 2015 Annual Meeting of Stockholders must be received by the Secretary of lululemon no later than January 1, 2015. Notices must be delivered to the Secretary at our executive offices at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7. If we change the date of the 2015 Annual Meeting of Stockholders by more than 30 days from June 11, 2015, then the deadline will be the later of the 90th day prior to the 2015 Annual Meeting of Stockholders or the 10th day following the day on which we first publicly announce the date of the 2015 Annual Meeting of Stockholders.
Stockholders wishing to submit a proposal (including a nomination for election as a director) for consideration at the 2015 Annual Meeting of Stockholders must do so in accordance with the terms of the advance notice provisions in our bylaws. These advance notice provisions require that, among other things, the stockholder give written notice to the Secretary of lululemon no later than the 120th day prior to the first anniversary of the date on which we first mailed this proxy statement. For the 2015 Annual Meeting of Stockholders, a stockholder’s notice of a proposal will be considered timely if received no later than January 1, 2015. Notices must be delivered to the Secretary at our executive offices at 1818 Cornwall Avenue, Vancouver, British Columbia, V6J 1C7. If we change the date of the 2015 Annual Meeting of Stockholders by more than 30 days from June 11, 2015, then the deadline will be the later of the 90th day prior to the 2015 Annual Meeting of Stockholders or the 10th day following the day on which we first publicly announce the date of the 2015 Annual Meeting of Stockholders.

ANNUAL REPORT AND FORM 10-K
A copy of our combined annual report to stockholders and Annual Report on Form 10-K for the fiscal year ended February 2, 2014 will be mailed with this proxy statement to those stockholders that elect to receive a paper copy of the proxy materials. For those stockholders that receive the Notice, this proxy statement and our fiscal 2013 Annual Report are available at www.proxyvote.com.

By order of the Board of Directors,

/s/ Laurent Potdevin
Laurent Potdevin
Chief Executive Officer
April 25, 2014
Whether or not you plan to attend the Annual Meeting, please vote your shares via the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you elect to receive a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person.

APPENDIX A

lululemon athletica inc.

2014 EQUITY INCENTIVE PLAN

lululemon athletica inc.
2014 Equity Incentive Plan

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1    Establishment. The lululemon athletica inc. 2014 Equity Incentive Plan (the “Plan”) was approved by the Board on March 25, 2014, and shall be subject to approval by the stockholders of the Company at which time it shall become effective (the “Effective Date”).
1.2    Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.
1.3    Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the Effective Date.
2.    DEFINITIONS AND CONSTRUCTION.
2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
(b)“Appreciation Award” (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
(c)“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.
(d)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
(e)“Board” means the Board of Directors of the Company.
(f)“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
(g)“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
(h)“Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes any Participating Company public disgrace or disrepute, or adversely affects any Participating Company’s operations or financial performance or the relationship the Company has with any other Participating Company, (ii) gross negligence or willful misconduct with respect to any Participating Company, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment; (iii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to any Participating Company (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iv) material breach of any agreement with or duty owed to any Participating Company; (v) any breach of any obligation or duty to any Participating Company

(whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; or (vi) any other conduct that constitutes “cause” at common law. Notwithstanding the foregoing, if a Participant and the Company (or any other Participating Company) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
(i)“Change in Control” means, the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in section 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); or (iv) a liquidation or dissolution of the Company.
For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled the Company, directly or indirectly, immediately before such transaction(s).
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
(k)“Committee” means the Compensation Committee of the Board and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(l)“Company” means lululemon athletica inc., a Delaware corporation, or any successor corporation thereto.
(m)“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S‑8 under the Securities Act.
(n)“Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
(o)“Deferred Compensation Award” means an Award granted to a Participant pursuant to Section 12.
(p)“Director” means a member of the Board.
(q)“Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
(r)“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award (other than an Appreciation Award) held by such Participant.

(s)“Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
(t)“ERISA” means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(v)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(i)Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in such source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(ii)Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.
(iii)If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.
(w)“Full Value Award” means any Award settled in Stock, other than an Appreciation Award (i.e., (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award).
(x)“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(y)“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
(z)“Insider” means an insider as defined in the Securities Act (British Columbia), only by virtue of being a director or senior officer of a Subsidiary.
(aa)“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
(bb)“Nonemployee Director” means a Director who is not an Employee.

(cc)“Nonemployee Director Award” means any Award granted to a Nonemployee Director.
(dd)“Non-Qualified Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
(ee)“Officer” means any person designated by the Board as an officer of the Company.
(ff)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.
(gg)“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
(hh)“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(ii)“Participant” means any eligible person who has been granted one or more Awards.
(jj)“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
(kk)“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
(ll)“Performance Award” means an Award of Performance Shares or Performance Units.
(mm)“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
(nn)“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.
(oo)“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
(pp)“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
(qq)“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(rr)“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
(ss)“Predecessor Plan” means the Company’s 2007 Equity Incentive Plan.
(tt)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
(uu)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.
(vv)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
(ww)“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(xx)“Retirement” means, unless such term is defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, the Participant’s termination of Service (other than a termination for Cause) after the earlier of (i) the Participant’s completion of twenty five (25) years of such Service or (ii) the date on which the Participant reaches at least the age 55 and has completed at least ten (10) years of such Service.
(yy)“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(zz)“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
(aaa)“Section 16 Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(bbb)“Section 162(m)” means Section 162(m) of the Code.
(ccc)“Section 409A” means Section 409A of the Code.
(ddd)“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
(eee)“Securities Act” means the Securities Act of 1933, as amended.
(fff)“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, and/or set forth in an applicable Award Agreement, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(ggg)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3.
(hhh)“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
(iii)“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(jjj)“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
(kkk)“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
(lll)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.    ADMINISTRATION.
3.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.
3.2    Administration. Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
3.3    Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
3.4    Administration with Respect to Section 16 Insiders. With respect to participation by Section 16 Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b‑3.
3.5    Committee Complying with Section 162(m). If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.
3.6    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b)to determine the type of Award granted;
(c)to determine the Fair Market Value of shares of Stock or other property;
(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f)to approve one or more forms of Award Agreement;

(g)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;
(i)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and
(j)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.7    Prohibition on Repricing. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Appreciation Awards having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Appreciation Awards having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to an adjustment pursuant to Section 4.3.
3.8    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.    SHARES SUBJECT TO PLAN.
4.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3, as of the Plan’s Effective Date, the maximum number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 15,000,000 shares, less (i) one share for every one share of stock subject to an option, stock appreciation right or similar fair market value appreciation award granted under the Predecessor Plan on or after February 2, 2014 and prior to the Plan’s Effective Date; and (ii) 1.7 shares for every one share of stock subject to an award other than an option, stock appreciation right or similar appreciation right granted under the Predecessor Plan on or after February 2, 2014 and prior to the Plan’s Effective Date. Any shares of Stock that are subject to Appreciation Awards shall be counted against this limit as one share for every one share granted, and any shares of Stock that are subject to Full Value Awards shall be counted against this limit as 1.7 shares for every one share granted. Shares of Stock that may be issued under the Plan pursuant to Awards shall consist of authorized or reacquired shares of Stock or any combination thereof. After the Plan’s Effective Date, no awards may be granted under the Predecessor Plan.
4.2    Share Counting.
(a)If (i) an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, or (ii) after February 2, 2014 an outstanding award under the Predecessor Plan expires, is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase under the Predecessor Plan are forfeited or repurchased by the Company for an amount not greater than the holder’s purchase price, then in each case the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock (or award or shares under the Predecessor Plan) shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award (or an award under the Predecessor Plan) that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to Appreciation Awards (or, after February 2, 2014, tax withholding obligations applicable to an option, stock appreciation right or similar fair market value appreciation award granted under the Predecessor Plan) pursuant to Section 17.2, shall not again be available for issuance under the Plan. Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to Full Value Awards (or after February 2, 2014, withheld with respect to awards other than options, stock appreciation rights or similar fair market value appreciation awards under the Predecessor Plan), shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR (or, after February 2, 2014, a stock appreciation right under the Predecessor Plan), the number of shares available for issuance under the Plan shall be reduced by the gross number of shares subject to such SAR. If the exercise price of an Appreciation Award (or, after February 2, 2014, an option, stock appreciation right or similar fair market value appreciation award granted under the Predecessor Plan) is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares of stock for which the Option is exercised. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or after February 2, 2014, options under the Predecessor Plan) shall not be added to the shares of Stock authorized for grant under this Plan.
(b)Any shares of Stock that again become available for grant pursuant to this Section 4.2 shall be added to the share reserve set forth in Section 4.1 as (i) one share of Stock for every one share subject to Appreciation Awards granted under the Plan or options, stock appreciation rights or similar fair market value appreciation awards granted under the Predecessor Plan, and (ii) as 1.7 shares of stock for every one share subject to Full Value Awards granted under the Plan or awards other than options, stock appreciation rights or similar fair market value appreciation awards granted under the Predecessor Plan.
4.3    Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4    Assumption or Substitution of Awards. The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise Options shall not be added to the shares of Stock authorized for grant under this Plan.
5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.
5.1    Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2    Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3    Award Limitations.
(a)Incentive Stock Option Limitations.
(i)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 15,000,000.
(ii)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Non-Qualified Stock Option.
(iii)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Non-Qualified Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Non-Qualified Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
(b)Section 162(m) Award Limits. Subject to adjustment as provided in Section 4.3, no Employee shall be granted within any fiscal year of the Company one or more Awards (other than Options and SARs) intended to qualify for treatment as Performance-Based Compensation, which could result in such Employee receiving more than 800,000 shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award. In addition, no Participant may, subject to adjustment as provided in Section 4.3, be granted Appreciation Awards with respect to more than 800,000 shares of Stock in any calendar year. With respect to an Award of Performance Based Compensation payable in cash to an Employee, the maximum amount shall be ten-million dollars ($10,000,000) for each fiscal year contained in the Performance Period.
(c)Insider Limitations. The maximum number of shares of Stock that may be issued to Insiders pursuant to Awards under the Plan and any other stock-based compensation arrangement adopted by the Company is (A) ten percent (10%) of the number of shares of Stock outstanding; (B) the maximum number of shares of Stock that may be issued to Insiders under the Plan and any other stock-based compensation arrangement adopted by the Company within a one-year period is ten percent (10%) of the shares of Stock outstanding; and (C) the maximum number of shares of Stock that may be issued to any one Insider (and such Insider’s associates and affiliates) under the Plan and any other stock-based compensation arrangement adopted by the Company within a one-year period is five percent (5%) of the number of shares of Stock outstanding.
For purposes of clauses (A), (B) and (C) above, any entitlement to acquire shares of Stock granted pursuant to this Plan or any stock-based compensation arrangement adopted by the Company prior to the Participant becoming an Insider is to be excluded, and the number of shares of Stock outstanding is to be determined at the time of the share of Stock issuance in question.
(d)Limit on Awards to Non-employee Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Nonemployee Director Awards granted to any Nonemployee Director during any single calendar year shall not exceed five hundred thousand dollars ($500,000); provided that such limit shall not apply to any Awards made at the election of a Nonemployee Director to receive Awards in lieu of all or a portion of any annual committee cash retainers or other similar cash based payments.
6.    STOCK OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2    Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3    Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)Limitations on Forms of Consideration.
(i)Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
(ii)Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanies by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii)Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

6.4    Effect of Termination of Service.
(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. Except as otherwise provided in the Award Agreement, or other agreement governing the Option, Options shall be subject to the following terms with respect to terminations of Service as follows:
(i)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).
(ii)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, shall thereafter become fully one hundred percent (100%) vested and exercisable on the date on which the Participant’s Service terminated, by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one (1) year after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause: (A) the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act, and (B) any shares of Stock for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such shares of Stock, if any.
(iv)Termination by Reason of Retirement. In the event of the termination of the Participant’s Service by reason of Retirement, the Option will continue to vest and become exercisable for twelve months following the date of Retirement in accordance with the terms of this Plan and any Agreement governing such Option as if the Participant had continued in Service for a period of twelve months following the date of Retirement. If the Participant’s Service terminates by reason of Retirement, the Option may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or becomes exercisable pursuant to the terms of this Section 6.4(a)(iv), for a period ending three years following the date of such Retirement (or, if sooner, on the Option Expiration Date).
(v)Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death, Retirement, or Cause, the Option, to the extent unexercised and exercisable for vested shares of Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)Extension if Exercise Prevented by Law. Notwithstanding the foregoing, and subject to compliance with applicable law, including, but not limited to Section 409A other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a).
6.5    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Non-Qualified Stock Option may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act, and provided further that no consideration may be received in any transfer. An Incentive Stock Option shall not be assignable or transferable in any manner.
6.6    Deemed Exercise of Options. If, on the date on which an Option would otherwise terminate or expire, the Option by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such Option, then any portion of such Option which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of shares of Stock as described in Section 17.2.
7.    STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1    Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2    Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.
7.3    Exercisability and Term of SARs.
(a)Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b)Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4    Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5    Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of Shares as described in Section 17.2.

7.6    Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7    Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Non-Qualified Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S‑8 under the Securities Act, and provided further that no consideration may be received in any transfer.
8.    RESTRICTED STOCK AWARDS.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.
8.1    Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2    Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3    Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4    Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the

Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall vest and become nonforfeitable only if the underlying shares of Stock subject to the Restricted Stock Award become vested (including, but not limited to, the satisfaction of any performance related Vesting Conclusion). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7    Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8    Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.    RESTRICTED STOCK UNIT AWARDS.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1    Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2    Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3    Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.
9.4    Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
9.5    Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6    Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7    Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.    PERFORMANCE AWARDS.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1        Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2        Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3        Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4        Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:
(a)Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i)Earnings or Profitability Metrics: any derivative of revenue (gross, operating or net); earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (EBIT); earnings/loss before interest, taxes, depreciation and amortization (EBITDA); pre-tax operating income; operating income; net income; economic profit; profit margin; gross margin; merchandise margin; inventory turns; sales growth and volume; expense levels or ratios; expense reduction or controllable expenses; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;
(ii)Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);
(iii)Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;
(iv)Liquidity Metrics: any derivative of capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; and
(v)Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total shareholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio.
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5        Settlement of Performance Awards.
(a)Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b)Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.
(c)Effect of Leaves of Absence. To the extent required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence. Otherwise, the effect of a leave of absence shall be as established by the Committee and/or set forth in an Award Agreement.
(d)Notice to Participants. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e)Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b) but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(f)Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6        Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7        Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant’s employment agreement, if any, referencing such Awards, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a)Disability. If the Participant’s Service terminates because of the Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b)Death. If the Participant’s Service terminates due to death before the completion of a Performance Period applicable to the Performance Award, the Award shall vest in full based the target level of performance and shall be paid as soon as practicable following the Participant’s death.
(c)Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.
10.8        Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1        Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2        Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3        Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.
11.4        Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5        Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.
11.6        Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7        Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.    DEFERRED COMPENSATION AWARDS.
12.1        Establishment of Deferred Compensation Award Programs. This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. If the Committee determines that any such program may constitute an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan. Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a “top-hat” unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.
12.2        Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.
(a)Limitation on Elections. Notwithstanding any Participant’s prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant’s Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.
(b)Election Irrevocable. A Participant’s election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.
(c)Vesting. Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.
13.    STANDARD FORMS OF AWARD AGREEMENT.
13.1        Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.
13.2        Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
14.    CHANGE IN CONTROL.
14.1        Effect of Change in Control on Awards. Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:
(a)Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award which is not assumed, substituted for or otherwise continued by the Acquiror shall vest in full effective and contingent upon the consummation of the Change in Control. Any Award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(b)Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.
(c)Accelerated Vesting. In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.
14.2        Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 16.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full to the extent the Nonemployee Director will cease to be a member of the Board of the surviving entity in connection with the Change in Control and, except to the extent assumed, continued, or substituted for pursuant to Section 14.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.
14.3        Federal Excise Tax Under Section 4999 of the Code.
(a)Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant, subject to compliance with applicable law, including, but not limited to Section 409A, may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b)Determination by Independent Accountants. To aid the Participant in making any election called for under Section 14.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 14.3(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.
15.    COMPLIANCE WITH SECURITIES LAW.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
16.    COMPLIANCE WITH SECTION 409A.
16.1        Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)A Non-Qualified Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b)Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2½ month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
16.2        Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a)Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b)Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.
(c)Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.
16.3        Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a)No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b)Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c)No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d)subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.
16.4        Payment of Section 409A Deferred Compensation.
(a)Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i)The Participant’s “separation from service” (as defined by Section 409A);
(ii)The Participant’s becoming “disabled” (as defined by Section 409A);
(iii)The Participant’s death;

(iv)A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;
(v)A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi)The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b)Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c)Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d)Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.
(e)Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f)Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g)Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.
(i)No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
17.    TAX WITHHOLDING.
17.1        Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
17.2        Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
18.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) any amendment to Section 3.7, and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
19.    MISCELLANEOUS PROVISIONS.
19.1        Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
19.2        Forfeiture Events.
(a)The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period. In addition, to the extent claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.
19.3        Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
19.4        Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
19.5        Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.
19.6        Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
19.7        Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
19.8        Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement references Awards, a general reference to “benefits” in such agreement shall not be deemed to refer to Awards granted hereunder.
19.9        Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
19.10    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
19.11    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
19.12    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
19.13    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

lululemon athletica

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on June 10, 2014.

Vote by Internet

- Go to **www.envisionreports.com/LULU**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of Directors:

Class I Nominees

	For	Withhold		For	Withhold		For	Withhold
01 - Michael Casey	☐	☐	02 - RoAnn Costin	☐	☐	03 - Laurent Potdevin	☐	☐

The Board of Directors recommends a vote FOR the following proposals:

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Exercise Your *Right* to Vote

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

Meeting Type:	Annual Meeting		
For holders as of:	April 23, 2014		
Date:	June 11, 2014	**Time:**	12:00 PM PDT
Location:	Conway Room Shangri-La Hotel 1128 West Georgia Street Vancouver, British Columbia		

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.envisionreports.com/LULU or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — lululemon athletica inc.

Notice of 2014 Annual Meeting of Shareholders

Conway Room, Shangri-La Hotel, 1128 West Georgia Street, Vancouver, British Columbia

Proxy Solicited by Board of Directors for Annual Meeting — June 11, 2014

Laurent Potdevin and John E. Currie, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of lululemon athletica inc. to be held on June 11, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)